Exhibit 3.5

CVC-PE GLOBAL PRIVATE EQUITY FUND, LP

FORM OF SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

DATED AS OF [●]

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THE LIMITED PARTNER INTERESTS (THE “UNITS”) OF CVC-PE GLOBAL PRIVATE EQUITY FUND, LP (THE “FUND”) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS, OTHER THAN UNDER THE U.S. SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED (THE “EXCHANGE ACT”). SUCH UNITS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE U.S. STATE SECURITIES LAWS, AND ANY OTHER APPLICABLE SECURITIES LAWS; AND (II) THE TERMS AND CONDITIONS OF THIS SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT. THE UNITS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS AND THIS SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT. THEREFORE, PURCHASERS OF SUCH UNITS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

i

ANNEX A: Form of Investment Advisory Agreement

ANNEX B: Redemption Program

ii

SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF

CVC-PE GLOBAL PRIVATE EQUITY FUND, LP

THIS SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (this “Agreement”) of CVC-PE Global Private Equity Fund, LP, a Delaware limited partnership (the “Fund”), is made as of this [●] day of [●], 202[●] by and among CVC-PEF General Partner Inc., a corporation formed under Delaware law, as general partner (the “General Partner”), CVC-PEF TE Blocker (CYM), Ltd. (the “Initial Unitholder”), Capital Investors Founders Limited (the “Special Limited Partner”) and the other limited partners of the Fund.

WHEREAS, the General Partner and the Initial Unitholder have entered into a limited partnership agreement dated as of September 4, 2025 (the “Initial Agreement”) and, upon filing of the Certificate of Limited Partnership, formed a limited partnership under the laws of the State of Delaware under the name CVC-PE Global Private Equity Fund, LP; and

WHEREAS, the parties hereto desire to enter into this Second Amended and Restated Limited Partnership Agreement of the Fund to permit the withdrawal of the Initial Unitholder, the admission of additional limited partners of the Fund and further to make modifications as set forth therein.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree to amend and restate the Initial Agreement in its entirety to read as follows:

Article I

Definitions

As used herein, the following terms shall have the following meanings:

1940 Act: The U.S. Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as amended from time to time.

75% in Interest: At any time, the Unitholders holding 75% of the total aggregate outstanding Units in the Fund.

Act: The Delaware Revised Uniform Limited Partnership Act (6 Del. C. §17-101, et seq.), as amended from time to time or any successor statute.

Adjusted Capital Account Balance: With respect to any Unitholder, the balance in such Unitholder’s Capital Account adjusted (i) by taking into account the adjustments, allocations and distributions described in U.S. Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6); and (ii) by adding to such balance such Unitholder’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, determined pursuant to U.S. Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5) and any amounts such Unitholder is obligated to restore pursuant to any provision of this Agreement. The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of U.S. Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

Advisers Act: The U.S. Investment Advisers Act of 1940 and the rules and regulations promulgated thereunder, as amended from time to time.

Advisory Agreement: The Investment Advisory Agreement, dated as of the date hereof, between the Fund and the Investment Adviser, in the form attached hereto as Annex A, as the same may be amended and/or restated from time to time.

Affiliate: Any Person which in relation to the Person concerned is: (1) if the Person concerned is a body corporate, any parent undertaking or a subsidiary undertaking or a subsidiary undertaking of any such parent undertaking; (2) if the Person concerned is a firm or another unincorporated body, any body, corporate or partnership where 50% or more of the votes exercisable at a general meeting or partners meeting, or more than 50% of the profits of which, are directly or indirectly controlled by such Person; or (3) if the Person concerned is a natural person, a spouse, lineal ascendant or lineal descendant of such Person or a firm or other unincorporated body or body corporate where 50% or more of the votes exercisable at a general meeting of the members, or more than 50% of the profits of which, are directly or indirectly controlled by such Person and/or his or her Affiliates; provided that: (i) a portfolio company (or Intermediate Entity thereof), or any other portfolio company of the CVC Funds, will not be deemed to be an Affiliate of any CVC Entity or of any other portfolio company (or Intermediate Entity thereof) by reason of the Fund or any other CVC Fund holding an Investment in such portfolio company, or such CVC Fund holding an investment in such other portfolio company (as applicable); (ii) the General Partner, acting in its discretion, may agree in writing on or prior to the admission of a Unitholder to the Fund that any such person in relation to the relevant Unitholder will or will not be deemed an Affiliate of the relevant Unitholder for some or all of the purposes of this Agreement; and (iii) each CVC Entity will, for the purposes of this Agreement, be deemed to be an affiliated of each other CVC Entity.

Aggregate Net Leverage: The aggregate amount of recourse indebtedness for borrowed money (e.g., bank debt) of the Fund minus (i) cash and cash equivalents of the Fund minus, without duplication, (ii) cash used in connection with funding a deposit in advance of the closing of an investment and working capital advances.

Aggregators: As defined in Section 2.10(d).

Agreed Value: The fair market value of a Unitholder’s non-cash Subscriptions as agreed to by such Unitholder and the General Partner.

Agreement: This Second Amended and Restated Limited Partnership Agreement, as may be amended, modified or supplemented from time to time.

Assignee: As defined in Section 8.2(a).

Assumed Income Tax Rate: The highest effective marginal combined rate of U.S. federal, state and local income taxes (including, without limitation, any taxes under Sections 1401 and 1411 of the Code) for a Fiscal Year prescribed for an individual or, if higher, a corporation, residing in New York, New York (taking into account, (a) the limitations on deductions of expenses and other items, (b) the character (e.g., long-term or short-term capital gain or ordinary or exempt) of the applicable income and (c) qualified dividend income, if any).

Audit Committee: As defined in Section 5.3(d).

Board: As defined in Section 5.3(a).

Business Day: Any day on which securities markets in the United States are open.

Capital Account: As defined in Section 10.1(a).

Catch-Up: As defined in Section 3.3(a)(i).

Carrying Value: With respect to any Fund asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that the Carrying Values of all Fund assets shall be adjusted to equal their respective Fair Market Values (as determined by the General Partner), in accordance with the rules set forth in U.S. Treasury Regulations Section 1.704‑1(b)(2)(iv)(f), except as otherwise provided herein, immediately prior to: (a) the date of the acquisition of any additional Units by any new or existing Unitholder in exchange for more than a de minimis Subscription, (b) the date of the distribution of more than a de minimis amount of Fund property (other than a pro rata distribution) to a Unitholder or (c) any other date specified by U.S. Treasury Regulations; provided that adjustments pursuant to clauses (a), (b) and (c) above shall be made only if the General Partner determines in its sole discretion that such adjustments are necessary or appropriate to reflect the relative economic interests of the Unitholders. The Carrying Value of any Fund asset distributed to any Unitholder shall be adjusted immediately prior to such distribution to equal its Fair Market Value. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Profits and Losses” rather than the amount of depreciation determined for U.S. federal income tax purposes.

Cause: Cause as determined by the General Partner in its sole discretion, which may include but is not limited to, conduct or circumstances that would be detrimental to the operations or reputation of the Fund, the General Partner or CVC or may impair the Independent Directors’ ability to perform their duties in a satisfactory manner.

Cause Event: A finding by any court or governmental body of competent jurisdiction in a final, non-appealable judgment not stayed or vacated within 30 days that the General Partner or the Investment Adviser has committed (i) a felony or a material violation of applicable securities laws that has a material adverse effect on the business of the Fund or the ability of the General Partner or the Investment Adviser to perform their respective duties under the terms of this Agreement or the Advisory Agreement, as the case may be or (ii) fraud or willful misconduct by the General Partner or Investment Adviser in connection with the performance of their respective duties under the terms of this Agreement or the Advisory Agreement, as the case may be, that has a material adverse effect on the business of the Fund. The General Partner will provide the Limited Partners with prompt notice of a Cause Event.

Certificate of Limited Partnership: The Certificate of Limited Partnership of the Fund, dated as of September 8, 2025 which was executed by the General Partner and filed in the office of the Secretary of State of the State of Delaware on September 8, 2025 and all subsequent amendments thereto and restatements thereof.

Class: Each class of Units offered by the Fund (and where context requires, the Feeder TE).

Class C Unit: A Unit generally reserved for CVC and its affiliates, as well as (1) any CVC Executives; (2) certain former senior CVC Executives; (3) the trustee of any trust, the main beneficiary or beneficiaries of which are persons described in (1) and/or (2); and/or (4) any company or arrangement creating rights in the nature of ownership or co-ownership the principal interest in which is held for persons described in (1), (2) and/or (3).

Class D Unit: A Unit generally available for purchase only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D Units, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D Units, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) other categories of Unitholders that CVC names in an amendment or supplement to the Memorandum.

Class G Unit: A Unit for any persons who the General Partner determines in its sole discretion qualify as Eligible Investors associated with CVC (which may include certain CVC Personnel). Eligible Investor means prospective investors who are permitted to acquire the Units under the laws applicable to him/her/it in his/her/its relevant jurisdiction and provided that such prospective investor is not a Prohibited Person (as defined herein). CVC Personnel means any CVC Entity and/or (1) any current or former CVC Executive; (2) any relative (being a spouse, former spouse, brother, sister, lineal descendant or lineal ascendant) of any current or former CVC Executive; (3) the trustee of any trust, the main beneficiary or beneficiaries of which are persons described in (1) and/or (2); and/or (4) any company or arrangement creating rights in the nature of ownership or co-ownership the principal interest in which is held for persons described in (1), (2) and/or (3).

Class I Unit: A Unit generally available for purchase only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I Units, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I Units, (4) through certain registered investment advisers or (5) other categories of Unitholders that CVC names in an amendment or supplement to the Memorandum.

Class R-D Unit: A Unit generally available for purchase only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D Units, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D Units, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) other categories of Unitholders that CVC names in an amendment or supplement to the Memorandum, and only available to investors until the one-year anniversary of the Initial Closing Date, unless otherwise agreed to by the General Partner.

Class R-I Unit: A Unit generally available for purchase only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I Units, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I Units, (4) through certain registered investment advisers or (5) other categories of Unitholders that CVC names in an amendment or supplement to the Memorandum, and only available to investors until the one-year anniversary of the Initial Closing Date, unless otherwise agreed to by the General Partner.

Class R-S Unit: A Unit available through brokerage and transaction-based accounts and only available to investors until the one-year anniversary of the Initial Closing Date, unless otherwise agreed to by the General Partner.

Class S Unit: A Unit available through brokerage and transaction-based accounts.

Code: The U.S. Internal Revenue Code of 1986, as amended from time to time or any successor statute.

Comparable Funds: As defined in Section 4.5(a).

Control: Power to (directly or indirectly and whether alone or with others) appoint or remove a majority of an entity’s directors or its general partner, manager, adviser, trustee, founder, guardian, beneficiary or other management officeholder and controlled and controlling shall be interpreted accordingly.

Corporation: A corporation or other entity (which may, at the election of the General Partner, be a U.S. limited liability company or other entity, including a non-U.S. entity in circumstances deemed appropriate in good faith by the General Partner) that is taxable under Subchapter C of the Code.

CVC or CVC Entities: An affiliate of CVC Capital Partners plc, Clear Vision Capital Fund SICAV-FIS S.A., each of their respective successors or assigns and any form of entity which is controlled by, or under common control with CVC Capital Partners plc or Clear Vision Capital Fund SICAV-FIS S.A. from time to time.

CVC Executives: any current directors, officers, associates, partners or employees of any member of CVC.

CVC Funds: Any private market, commingled fund or managed account arrangement which is managed, advised and/or operated by, or affiliated with, CVC and any other fund or separately managed account arrangement managed, advised and/or operated by, or affiliated with, CVC from time to time.

CVC-PEF: A private equity investment program collectively formed by the Fund, the Feeder TE and any Parallel Funds.

CVC Private Equity Funds: Any CVC Funds having a private equity strategy (including a private markets secondaries strategy).

Debt and Other Securities: Debt and other types of liquid securities, including but not limited to loans, debt securities, public equities, collateralized debt obligations, collateralized loan obligations, asset-backed securities, mortgage-backed securities and other securitized products, derivatives, money market instruments, cash and cash equivalents as well as in any open-ended CVC Fund having a liquid credit strategy.

Designated Individual: The individual appointed as the designated individual for purposes of U.S. Treasury Regulations Section 301.6223-1(b)(3)(ii).

Direct Investments: Investments in companies and other assets alongside current and future CVC Private Equity Funds.

Director: As defined in Section 5.3(a).

DRIP: As defined in Section 3.4.

Early Redemption Deduction: A deduction applied to any redemption request for Units that have not been outstanding for at least eighteen (18) months for Class S, D, I, R-S, R-D, R-I and Class C Units (other than Class C Units acquired by CVC Entities as payment of the Management Fee and/or Incentive Allocation) equal to 5% of the Net Asset Value of the Units being redeemed (calculated as of the Redemption Date). A redemption request may not be submitted by a Unitholder in respect of its Class G Units if the Redemption Date would be earlier than twenty-four (24) months after the date that such Units were issued.

ERISA: The U.S. Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

ESG: Environmental, Social and Governance.

Excess Profits: As defined in Section 3.3(a)(i).

Exchange Act: The U.S. Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time.

Fair Market Value: The value of the Investments, determined in accordance with the valuation policies of the Fund, as updated from time to time.

FATCA: (a) Sections 1471 to 1474 of the Code and any associated legislation, regulations or guidance, commonly referred to as the U.S. Foreign Account Tax Compliance Act, the Common Reporting Standard issued by the Organization for Economic Cooperation and Development (OECD), or similar legislation, regulations or guidance enacted in any other jurisdiction which seeks to implement equivalent tax reporting and/or withholding tax regimes and (b) any intergovernmental agreement, treaty or any other arrangement entered into to facilitate, implement, comply with or supplement the legislation, regulations or guidance described in clause (a) of this definition.

Feeder Fund: A Unitholder that is formed by the General Partner or its Affiliates to serve as a vehicle which will directly or indirectly invest all or substantially all of its investable assets in the Fund, including Feeder TE.

Feeder Fund Investor: A unitholder or similar investor in any Feeder Fund.

Feeder TE: CVC-PE Global Private Equity Fund (TE), LP, a Delaware limited partnership, a feeder vehicle of the Fund set up for certain non-U.S. investors and certain U.S. tax-exempt investors.

Fiscal Quarter: The calendar quarter or, in the case of the first fiscal quarter and in the event of the last fiscal quarter, the fraction thereof, commencing on the Initial Closing Date or ending on the date on which the winding up of the Fund is completed, as the case may be.

Fiscal Year: As defined in Section 2.8.

Fund: CVC-PE Global Private Equity Fund, LP, a Delaware limited partnership.

Fund Counsel: As defined in Section 11.15.

Fund Documents: Collectively, the Memorandum, this Agreement and the amended and restated limited partnership agreements of the Feeder TE and the Aggregators.

Fund Expenses: As defined in Section 6.3(a).

GAAP: Generally accepted accounting principles in the United States.

General Partner: CVC-PEF General Partner Inc., a Delaware corporation, as general partner.

General Partner Expenses: As defined in Section 6.1.

General Partner Interest: The partnership interest of the Fund held by the General Partner that grants the General Partner the rights afforded to the General Partner under this Agreement. Units held by the General Partner as a Unitholder are not part of the General Partner Interest.

GP Event of Withdrawal: The complete withdrawal or assignment of all of the General Partner Interest (other than in connection with a permitted assignment and substitution under Section 8.1), or the bankruptcy or dissolution and commencement of winding up of the General Partner. For purposes hereof, bankruptcy of the General Partner shall be deemed to have occurred when (a) it commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) it is adjudged bankrupt or insolvent, or has entered against it a final and non-appealable order for relief under any bankruptcy, insolvency or similar law of competent jurisdiction now or hereafter in effect, (c) it executes and delivers a general assignment for the benefit of its creditors, (d) it files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any involuntary proceeding of the nature described in clause (a) above, (e) it seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for it or for all or substantially all of its properties, or (f)(l) any involuntary proceeding of the nature described in clause (a) above has not been dismissed one hundred and twenty (120) days after a commencement thereof, (2) the appointment without its consent or acquiescence of a trustee, receiver or liquidator appointed pursuant to clause (e) above has not been vacated or stayed within ninety (90) days of such appointment, or (3) such appointment is not vacated within ninety (90) days after the expiration of any such stay.

Hurdle Amount: For any period during a Reference Period, a Hurdle Amount means that amount that results in a 5% annualized internal rate of return on the Net Asset Value of the Units of the Aggregators (or the Fund, as applicable) outstanding at the beginning of the then-current Reference Period and all Units issued since the beginning of the then-current Reference Period, calculated in accordance with recognized industry practices and taking into account: (i) the timing and amount of all distributions accrued or paid (without duplication) on all such Units minus all Fund Expenses of the Fund, the Feeder TE and the Parallel Funds (without duplication) but excluding applicable expenses for the Servicing Fee or similar fees in Parallel Funds; and (ii) all issuances of Units over the period. The ending Net Asset Value of the Units of the Aggregators (or the Fund, as applicable) used in calculating the internal rate of return will be calculated before giving effect to any allocation or accrual to the Incentive Allocation and any applicable Servicing Fee expenses or similar fees in Parallel Funds and without taking into account any accrued and unpaid taxes of any Intermediate Entity (or the receipts of such Intermediate Entity) through which the Fund indirectly invests in an investment or any comparable entities of any other CVC Fund or taxes paid by any such Intermediate Entity since the end of the prior Reference Period. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any Units redeemed during such period, which Units will be subject to the Incentive Allocation upon redemption as described in Section 3.3.

Incentive Allocation: As defined in Section 3.3(a).

Indemnified Losses: As defined in Section 4.3(a).

Indemnified Party: As defined in Section 4.2(a).

Independent Director: As defined in Section 5.3(a).

Initial Agreement: As defined in the recitals hereto.

Initial Closing Date: The date on which the Fund first accepts third-party investors and begins investment operations.

Initial Unitholder: As defined in the preamble hereto.

Intermediate Entities: As defined in Section 2.10(d).

Investment Adviser: CVC Advisors (U.S.) Inc., a Delaware corporation, or any other Person who becomes a successor to the Investment Adviser in accordance with the terms of the Advisory Agreement.

Investments: Any investment made by the Fund, including, without limitation, Private Equity Investments (consisting of Direct Investments, Primary Commitments and Secondary Investments) and Debt and Other Securities.

Investor Units: Class D Units, Class I Units, Class S Units, Class R-D Units, Class R-I Units and Class R-S Units.

Leverage Limit: As defined in Section 4.1(c)(i).

Leverage Ratio: On any date of incurrence of any such indebtedness, the quotient obtained by dividing (i) Aggregate Net Leverage by (ii) Total Assets.

Loss Carryforward Amount: The Loss Carryforward Amount shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return; provided, that the Loss Carryforward Amount shall at no time be less than zero and provided, further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Units redeemed during the applicable Reference Period, which Units will be subject to the Incentive Allocation upon redemption as described in Section 3.3. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Incentive Allocation. This is referred to as a “High Water Mark.”

Lux Fund: CVC Private Equity Strategies Funds S.A. SICAV, together with its related master funds, feeder funds, parallel funds, aggregators and other related entities, as the context requires.

Management Fee: The management fee payable to the Investment Adviser or an Affiliate in accordance with the Advisory Agreement.

Memorandum: The Confidential Private Placement Memorandum of the Fund and the Feeder TE dated as of January 2026, as amended, supplemented, restated or otherwise modified from time to time.

Net Asset Value: The net asset value of Units, determined as of the last Business Day of each month as determined in accordance with the valuation policies of the Fund, as updated from time to time.

Non-Public Information: Information regarding the Fund, any other Unitholder, any Person in which the Fund holds, or contemplates acquiring, any Investment, the General Partner or the Investment Adviser or their Affiliates, which information is received by a Unitholder pursuant to this Agreement or otherwise furnished to a Unitholder by the General Partner or the Investment Adviser or their Affiliates or agents, but does not include information that (i) was publicly known at the time such Unitholder receives such information pursuant to this Agreement or (ii) subsequently becomes available to such Unitholder on a non-confidential basis from a source other than the General Partner; provided, that to the best knowledge of such Unitholder after due inquiry, such source was not prohibited from disclosing such information to such Unitholder by a legal, contractual or fiduciary obligation owed to the Fund, the General Partner, the Investment Adviser, or any of their respective Affiliates.

Nonrecourse Deductions: As defined in U.S. Treasury Regulations Section 1.704-2(b). The amount of Partner Nonrecourse Deductions for a Fiscal Year equals the net increase, if any, in the amount of Partnership Minimum Gain during that Fiscal Year, determined according to the provisions of U.S. Treasury Regulations Section 1.704-2(c).

Notice Date: As defined in Section 11.3(c)(i).

Notice Period: As defined in Section 8.2(b).

Organizational and Offering Expenses: All legal, accounting, regulatory, printing, mailing, subscription processing and filing fees and expenses, due diligence expenses over and of participating placement agents or financial intermediaries (including third-party marketing material compliance reviews), capital raising expenses, initial and ongoing fees and expenses of any distribution platform or network (including, without limitation, onboarding fees and expenses), fees and expenses of negotiating distribution agreements, costs and expenses in connection with preparing sales materials, design, costs and expenses in setting up and maintaining a website and/or data room, fees and expenses of any transfer agent, administrator, depository, paying agent, and any provider of outsourced technology solutions provided in relation to the offering of the Units (including but not limited to a digital subscription process, digital repurchase process, performance reporting dashboard, benchmark, portfolio reporting, cash flow projection), fees to organize, sponsor and/or attend seminars and/or marketing events with participating intermediaries in relation to CVC-PEF (or similar events in relation to the promotion of CVC-PEF) and reimbursements for travel-related expenses, lodging, entertainment and meals in connection with the aforementioned activities but excluding Subscription Fees and Servicing Fees.

Other Plan Law: The provisions of any U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA and/or Section 4975 of the Code.

Parallel Funds: As defined in Section 2.9(a).

Partner Nonrecourse Debt Minimum Gain: An amount with respect to each partner nonrecourse debt (as defined in U.S. Treasury Regulations Section 1.704-2(b)(4)) equal to the Partnership Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in U.S. Treasury Regulations Section 1.752-1(a)(2)) determined in accordance with U.S. Treasury Regulations Section 1.704-2(i)(3).

Partner Nonrecourse Deductions: As defined in U.S. Treasury Regulations Section 1.704-2(i)(2).

Partnership Audit Rules: Subchapter C of Chapter 63 of the Code, and any subsequent amendment (and any U.S. Treasury Regulations or other guidance that may be promulgated in the future relating thereto) and, in each case, any provisions of state, local, and non-U.S. law governing the preparation and filing of tax returns, interactions with taxing authorities, the conduct and resolution of examinations by tax authorities and payment of resulting tax liabilities.

Partnership Minimum Gain: As defined in U.S. Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

Partnership Representative: The partnership representative of the Fund for purposes of the Partnership Audit Rules.

Person: Any individual, partnership, corporation, limited liability company, unincorporated organization or association, trust (including the trustees thereof, in their capacity as such), government agency or other entity.

Plan: Any (i) “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), (ii) “plan” within the meaning of Section 4975(e)(1) of the Code (whether or not subject to Section 4975 of the Code), (iii) insurance company general account whose assets are considered to include the assets of any employee benefit plan or plan which is subject to Title I of ERISA and/or Section 4975 of the Code, (iv) plan, fund or other similar program that is established or maintained outside the United States which provides for retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment and (v) entity the assets of which constitute, or are deemed to constitute the assets of, any of the foregoing described in clause (i), (ii), (iii) or (iv), pursuant to ERISA or otherwise.

Primary Commitments: Capital commitments to CVC Private Equity Funds.

Proceeding: Any legal action, suit or proceeding by or before any court, arbitrator, governmental body or other agency.

Profits and Losses: For each Fiscal Year or other period, the taxable income or loss of the Fund, or particular items thereof, determined in accordance with the accounting method used by the Fund for U.S. federal income tax purposes with the following adjustments: (a) all items of income, gain, loss or deduction allocated pursuant to Section 10.2 shall not be taken into account in computing such taxable income or loss; (b) any income of the Fund that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss; (c) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization, gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (d) upon an adjustment to the Carrying Value of any asset (other than an adjustment in respect of depreciation), pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (e) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes the amount of depreciation, amortization or cost recovery deductions with respect to such asset for purposes of determining Profits and Losses shall be an amount which bears the same ratio to such Carrying Value as the U.S. federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (provided, that if the U.S. federal income tax depreciation, amortization or other cost recovery deduction is zero, the General Partner may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Profits and Losses); and (f) except for items in (a) above, any expenditures of the Fund not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be treated as deductible items.

Prohibited Person: any person, firm, partnership or corporate body (including a Unitholder (and/or an underlying investor where the Unitholder subscribed to the Units on its behalf of such underlying investor and/or for such underlying investor’s benefit)) (i) that is not eligible to acquire Units and/or a given Class as per the terms of the Memorandum (or that ceases for any reason to be eligible to hold such Units) and/or a given Class as per the eligibility criteria and conditions set out in the Memorandum (including with respect to a specific class), and/or (ii) whose holding of Units, in the sole opinion of the General Partner may be detrimental to the interests of CVC-PEF, the other Unitholders, the General Partner and/or the Investment Adviser, any CVC Private Equity Fund and/or any CVC Fund having a credit strategy which is managed, advised and/or operated by, or affiliated with, CVC Credit Partners (including but not limited to cases where the holding of Units by such Unitholder (or relevant underlying investor where such Unitholder subscribed to the Units on behalf of such underlying investor and/or for such underlying investor’s benefit) may result in a breach of any law or regulation, whether in the United States or abroad, or if as a result thereof CVC-PEF, the other Unitholders, the General Partner and/or the Investment Adviser, any CVC Private Equity Fund and/or any CVC Credit Fund may become exposed to regulatory, tax, economic or reputational damage, obligations, disadvantages, fines or penalties that it would not have otherwise incurred were such Unitholder (or relevant underlying investor where a Unitholder subscribed to the Units on behalf of such underlying investor and/or for such underlying investor’s benefit) not invested in the Fund).

Ramp-Up Period: A period up to three years after the Initial Closing Date.

Redemption Date: The last Business Day of the applicable quarter on which the General Partner expects to redeem Units pursuant to the Redemption Program.

Redemption Program: As defined in Section 3.3(d).

Reference Period: The year ending December 31.

Rules: As defined in Section 11.15.

Sanctions Authorities: means any competent authorities of (i) the United States of America, (ii) the European Union or any European Union member state, (iii) the United Kingdom (including any sanctions legislation extended to the Cayman Islands pursuant to any Order in Council of His Majesty’s Privy Council in the United Kingdom), or (iv) the United Nations, in each case in charge of the enactment, administration, implementation and enforcement of Sanctions Laws and Regulations.

Sanctioned Country: means, at any time, a country or territory which is itself the subject or target of comprehensive Sanctions Laws and Regulations (at the time of this Agreement, Cuba, Iran, North Korea, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic, and the occupied and non-governmental controlled areas of the Kherson and Zaporizhzhia regions of Ukraine).

Sanctions Laws and Regulations: means any applicable economic, financial or trade sanctions laws, regulations, embargoes, export controls or other restrictive measures enacted, administered, implemented or enforced from time to time by any Sanctions Authority or an agency thereof.

Sanctions List: means any of the lists of designated sanctions targets whose assets are frozen and maintained by or who is otherwise deemed a “designated national”, “specially designated national”, “specially designated terrorist”, “specially designated global terrorist”, “foreign terrorist organization”, or “blocked person” by the Office of Foreign Assets Control of the U.S. Department of the Treasury (the Specially Designated Nationals and Blocked Persons list), by the European Union (the consolidated list of persons, groups and entities subject to financial sanctions), the United Kingdom, or the United Nations (each such list as amended, supplemented or substituted from time to time).

Sanctions Restricted Person: means (i) any Person listed, or fifty percent (50%) or more (directly or indirectly) owned or controlled by (as the term “control” may be used under the relevant Sanction Laws and Regulations) any Person listed, on a Sanctions List, (ii) the government of a Sanctioned Country or the Government of Venezuela or (iii) any Person that is otherwise the subject or target of Sanctions Laws and Regulations.

Secondary Investments: Secondary market purchases of existing underlying investments of and/or fund interests in CVC Private Equity Funds.

Securities Act: The U.S. Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended from time to time.

Servicing Fee: The applicable servicing fee payable by the Fund to a broker-dealer, including any amount that is allocated to a Unitholder’s representative at the financial intermediary through which such Unitholder was placed in the Fund or Feeder TE, compensating such representative for reporting, administrative and other services provided to a Unitholder by such representative, as described in the Memorandum.

Similar Law: Any U.S. or non-U.S. federal, state, local or other law or regulation that could cause the underlying assets of the Fund to be treated as assets of the Unitholder by virtue of its Units and thereby subject the Fund and the General Partner (or other Persons responsible for the operation of the Fund and/or investment of the Fund’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

Special Limited Partner: Capital Investors Founders Group Limited, a Jersey Registered Private Company, which shall be a Unitholder to the extent it owns Units and recognized as a limited partner of the Fund under applicable Delaware law with respect to such Unitholder interest, but which shall not be recognized as a “Unitholder” within the meaning of this Agreement with respect to the Special Limited Partner Interest.

Special Limited Partnership Interest: The interest of a Special Limited Partner in the Fund representing solely its right as the holder of an interest in the incentive allocation described in Section 3.3 (and any corresponding allocations of income, gain, loss and deduction under this Agreement), and not any interest as a Unitholder in Units the Special Limited Partner has received in respect of the Special Limited Partner Interest or has otherwise received and it may own from time to time.

Subscription: As to any Unitholder, the amount set forth as such in such Unitholder’s accepted Subscription Agreement and/or reflected in the books and records of the Fund.

Subscription Agreements: Each of the several Subscription Agreements (including any attachments thereto) between the Fund and a Unitholder.

Subscription Fee: The upfront selling commissions, placement fees, subscription fees or similar fees that certain financial intermediaries may charge Unitholders, as described in the Memorandum.

Tax Advances: As defined in Section 10.6.

Total Assets: The month-end values of Investments (including Debt and Other Securities), in addition to the value of any other assets (such as cash on hand).

Total Return: For any period since the end of the prior Reference Period, the Total Return shall equal the sum of: (a) all distributions accrued or paid (without duplication) on the Units of the Aggregators (or the Fund, as applicable) outstanding at the end of such period since the beginning of the then-current Reference Period, plus (b) the change in aggregate Net Asset Value of such Units since the beginning of the Reference Period, before giving effect to (i) changes resulting solely from the proceeds of issuances of Units, (ii) any allocation or accrual to the Incentive Allocation and (iii) applicable Servicing Fee expenses (including any payments made to the Fund for payment of such expenses); provided, that the aggregate Net Asset Value of such Units shall be calculated without taking into account (i) any accrued and unpaid taxes of any Intermediate Entity (or the receipts of such Intermediate Entity) through which the Fund indirectly invests in an Investment or any comparable entities of any other CVC Fund, or taxes paid by any such Intermediate Entity since the end of the prior Reference Period and (ii) certain deferred tax liabilities of Intermediate Entities or other subsidiaries through which the Fund indirectly invests, in each case as determined in the good faith judgment of the Investment Adviser; minus (c) all Fund Expenses of the Fund, the Feeder TE and the Parallel Funds (to the extent not already reflected in clause (ii)) but excluding applicable expenses for the Servicing Fee or similar fees in Parallel Funds. For the avoidance of doubt, the calculation of Total Return will (a) include any appreciation or depreciation in the Net Asset Value of Units issued during the then-current Reference Period, (b) treat certain taxes incurred (directly or indirectly) by the Fund (consistent with Section 10.6) which relate to a Unitholder as part of the distributions accrued or paid on Units and (c) exclude the proceeds from the initial issuance of such

Units, any impact to Total Return solely caused by currency fluctuations and/or currency hedging activities, and any taxes (whether paid, payable, accrued or otherwise in the relevant Reference Period) of any Intermediate Entity and other intermediate entity through which the Fund indirectly invests in connection with an Investment, as determined in the good faith judgment of the Investment Adviser.

United States or U.S.: The United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

Unitholders: The Persons listed from time to time on the books and records of the Fund as limited partners of the Fund that have been admitted as limited partners of the Fund and issued Units, including any Person who has been admitted to the Fund as a substituted or additional Unitholder, in each case for so long as they remain a Unitholder, in accordance with this Agreement, each in its capacity as a limited partner of the Fund. Where the context so requires, references to Unitholders shall refer to the General Partner, the Special Limited Partner and the Unitholders collectively. The General Partner may hold Units. If the General Parter holds Units, it shall be a Unitholder of the Fund.

Units: A fractional, undivided interest (including partnership interests) in the Fund, the Feeder TE and/or an interest in any Intermediate Entity, Aggregator or Parallel Fund (other than the Special Limited Partner Interests) , unless the context otherwise requires, including Class D Units, Class I Units, Class S Units, Class R-D Units, Class R-I Units, Class R-S Units, Class C Units and Class G Units, and other Units that may be issued in the sole discretion of the General Partner.

U.S. Treasury Regulations: The U.S. federal income tax regulations promulgated under the Code, as such regulations may be amended from time to time. All references herein to specific sections of the regulations shall be deemed also to refer to any corresponding provisions of succeeding regulations.

VAT: As defined in Section 6.3(a)(xxvii).

Article II

General Provisions

Section 2.1. Formation. The parties hereby continue the Fund as a limited partnership pursuant to the provisions of the Act. The rights and liabilities of the Unitholders shall be as provided in said Act, except as herein otherwise expressly provided.

Section 2.2. Name. The name of the Fund shall be “CVC-PE Global Private Equity Fund, LP”. The General Partner is authorized to make any variations in the Fund’s name which the General Partner may deem necessary or advisable, subject to any requirements of applicable law, which change in name may be effected by amending the Certificate of Limited Partnership of the Fund in the office of the Secretary of State of the State of Delaware (with no amendment of this Agreement being required). In the case of a change of name of the Fund pursuant to this section, specific references herein to the name of the Fund shall be deemed to have been amended to the name as so changed.

Section 2.3. Organizational Certificates and Other Filings. If requested by the General Partner, the Unitholders shall promptly execute all certificates, statements and other documents consistent with the terms of this Agreement necessary for the General Partner to accomplish all filing, recording, publishing and other acts as may be appropriate or required to comply with all requirements for (a) the formation and operation of a limited partnership under the laws of the State of Delaware, (b) if the General Partner deems it advisable, the operation of the Fund as a limited partnership, or partnership in which the Unitholders have limited liability, in all jurisdictions where the Fund conducts or proposes to conduct business and (c) all other filings required to be made by the Fund.

Section 2.4. Classes of Units. The General Partner is hereby authorized to cause the Fund to issue Units designated as Class D Units, Class S Units, Class I Units, Class R-D Units, Class R-S Units, Class R-I Units, Class C Units and Class G Units and any other additional Classes of Units with such terms, rights and obligations as determined in the sole discretion of the General Partner.

Section 2.5. Purpose. The purpose of the Fund is to make, hold, own, monitor, convey, exchange, transfer or otherwise dispose of Investments in accordance with the investment objectives and policies of the Fund as in effect from time to time and to engage in such other activities as are permitted hereby or are incidental or ancillary thereto as the General Partner shall deem necessary or advisable, all upon the terms and conditions set forth in this Agreement. Subject to the provisions of this Agreement, the General Partner may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Fund as it shall deem appropriate in its sole discretion. Investments may be effected on a global basis, using a wide variety of investment types and transaction structures, and may have long or short anticipated holding periods.

Section 2.6. Principal Place of Business; Other Places of Business. The principal place of business of the Fund will be located in the United States at such place or places within or outside the State of Delaware as the General Partner may from time to time designate. The General Partner will promptly give written notice of any such change to the Unitholders. The Fund may maintain offices and places of business at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

Section 2.7. Registered Office and Registered Agent. The Fund shall maintain a registered office at The Corporation Trust Company, 1209 Orange Street, Corporation Trust Center, Wilmington, New Castle County, DE 19801. The name and address of the Fund’s registered agent for service of process in the State of Delaware as of the date of this Agreement is The Corporation Trust Company, 1209 Orange Street, Corporation Trust Center, Wilmington, New Castle County, DE 19801. The General Partner may change the registered office or registered agent of the Fund in the State of Delaware at any time by amending the Certificate of Limited Partnership of the Fund.

Section 2.8. Fiscal Year. The fiscal year of the Fund ends on December 31st of each calendar year or any other date deemed advisable by the General Partner and permitted under the Code (“Fiscal Year”). The Fund has the same Fiscal Year for U.S. federal and state income tax purposes and for financial and partnership accounting purposes unless otherwise required by applicable law.

Section 2.9. Parallel Funds.

(a) Parallel vehicles may be established by, or at the direction of, CVC to invest alongside the Fund, but excluding the Lux Fund (as determined in the General Partner’s discretion, the “Parallel Funds”), to facilitate investment by certain investors, including to accommodate legal, tax, regulatory, compliance, or certain other operational requirements which will generally co-invest (either directly or indirectly) in Investments with the Fund on a pro rata basis (based upon available capital and/or any other factor determined by the General Partner) and on substantially the same terms as the Fund (including by means of investing in the Aggregators), unless the General Partner determines in good faith that a different allocation or terms are reasonably necessary for legal, tax, regulatory, or certain other operational requirements. The Fund and the Parallel Funds will generally also dispose of each such Investment at the same time and on substantially the same terms, pro rata based on the capital invested by each in such investment (including by the Aggregators disposing of such investment), unless the General Partner determines in good faith that a different allocation or terms are reasonably necessary for legal, tax, accounting, national security, regulatory, or certain other operational requirements. Investors should note that, as a result of the legal, tax, accounting, national security, regulatory, compliance, structuring or other considerations mentioned above or as otherwise described in the Memorandum, the terms of such Parallel Funds may substantially differ from the terms of the Fund. In particular, such differences may cause Parallel Funds to subscribe at a different Net Asset Value per unit in the Aggregators. For the avoidance of doubt, none of Lux Fund, any Comparable Fund, co-investment vehicles, if any, or other entities relating to additional capital in a single investment in a portfolio company shall be considered Parallel Funds.

(b) The General Partner may, in its sole discretion, permit or require an existing Unitholder to withdraw from the Fund to facilitate such Unitholder’s participation in any Parallel Fund (or vice versa) (with respect to such Unitholder’s Subscription) and, in connection therewith, may transfer or distribute to a Parallel Fund such Unitholder’s proportionate share of one or more of the Investments of the Fund (or vice versa) (including an interest in the Aggregator), and to take any other necessary action to consummate the foregoing.

Section 2.10. Feeder Funds and Intermediate Entities.

(a) The General Partner and/or its Affiliates may, in their sole discretion without the consent of any Unitholder or any other Person, establish one or more Feeder Funds or restructure any existing Feeder Funds, in addition to the Feeder TE, to accommodate certain investors and to facilitate their indirect participation in the Fund with respect to all or a portion of their investment therein. Any such Feeder Fund may elect to be treated as a Corporation or may invest indirectly through an entity treated as a Corporation. Investors in a Feeder Fund generally will have indirect interests in the Fund on economic terms no more favorable than those of the other Unitholders that invest in the Fund.

(b) The General Partner may make any adjustments to the Units of a Feeder Fund reasonably necessary to accomplish the overall objectives of this Section 2.10; provided that such adjustments shall not materially adversely affect the Units of any other Unitholders. Nothing in this Section 2.10 should be construed as making any investor in a Feeder Fund a Unitholder for any purpose.

(c) The General Partner and/or its Affiliates may, in their sole discretion, cause a Feeder Fund to invest all or substantially all of its investable assets in one or more entities treated as a Corporation, whether formed in a U.S. or non-U.S. jurisdiction, which in turn, will invest in the Units of the Fund.

(d) The General Partner may cause the Fund to invest (either directly or indirectly through one or more intermediate entities used to acquire, hold, dispose of any investment asset or otherwise facilitate the Fund’s investment activities (each, an “Intermediate Entity”)) all or any portion of its assets through one or more aggregator vehicles that may be formed to hold the investments of the Fund and/or any Parallel Funds (the “Aggregators”), as determined by the General Partner. One or more Parallel Funds may invest in any Intermediate Entity or Aggregator alongside the Fund. References herein to the Intermediate Entities shall include the Aggregators, as the context so requires.

Section 2.11. Withdrawal of Initial Unitholder. Notwithstanding any other provision of this Agreement, the Initial Unitholder may elect to withdraw from the Fund immediately following the admission of another Unitholder and be released as a Unitholder, in which case the Initial Unitholder’s Subscription (if any) will be returned to the Initial Unitholder.

Article III

Subscriptions and Distributions

Section 3.1. Subscriptions.

(a) Unitholders will make Subscriptions to the Fund in exchange for Units as more fully described in the Memorandum. Each Unitholder, by executing a Subscription Agreement, shall be deemed to have acknowledged and consented to the risks and other considerations relating to an investment in the Fund, including the risks and conflicts described in the Memorandum. Each Unitholder’s Unit holdings will be set forth opposite such Unitholder’s name on the Fund’s books and records. The General Partner or any transfer agent or similar agent may keep the Fund’s books and records current through separate revisions that reflect periodic changes to each Unitholder’s Units (including as a result of Subscriptions or redemptions) without amending this Agreement. The Unitholders shall have no right or obligation to make any additional Subscriptions or loans to the Fund.

(b) The General Partner is hereby authorized to cause the Fund to issue such additional Units for any Fund purpose at any time or from time to time to the Unitholders (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Unitholders. Any additional Units issued thereby may be issued in one or more Classes (including the Classes specified in this Agreement or any other Classes), or one or more series of any of such Classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Units, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Unitholder, subject to Delaware law.

(c) Each new Unitholder shall be admitted as a Unitholder upon the General Partner’s acceptance of an executed Subscription Agreement or other agreement pursuant to which such Unitholder becomes bound by the terms of this Agreement and the funding of the subscription amount included in the Unitholder’s Subscription Agreement.

(d) Subscriptions may be accepted or rejected in whole or in part by the General Partner on behalf of the Fund in its sole discretion.

(e) Admission of a new Limited Partner shall not cause dissolution of the Fund.

(f) Unless otherwise agreed to by the General Partner, Subscriptions to the Fund must be made in U.S. dollars by wire transfer of immediately available funds on or prior to the date Units are to be issued. The General Partner may accept, on behalf of the Fund, a Subscription to the Fund in the form of a non-cash contribution on terms and conditions that the General Partner deems appropriate in good faith. The Agreed Value of any non-cash Subscriptions by a Unitholder as of the date of contribution are set forth on the Fund’s books and records. No Units shall be deemed issued by the Fund to a Unitholder until they are paid for in the form and amount agreed to by the General Partner. When issued pursuant to and in accordance with this Agreement, Units shall be fully paid and non-assessable, to the fullest extent permitted by law.

Section 3.2. Distributions -- General Principles.

(a) Except as otherwise expressly provided herein, no Unitholder shall have the right to withdraw capital from the Fund or to receive any distribution or return of its Subscription. Distributions, if any, as and when declared by the General Partner in its sole discretion, shall be made only to Persons who, according to the books and records of the Fund, were the holders of record of Units on the date determined by the General Partner as of which the Unitholders are entitled to any such distributions. Notwithstanding anything to the contrary set forth herein, the Fund shall not be required to make a distribution to any Unitholder in respect of such Unitholder’s Units in the Fund if such distribution would violate the Act or other applicable law. Unless otherwise determined by the General Partner, all distributions of cash shall be made to the Unitholders in amounts proportionate to the aggregate Net Asset Value of the Units held by the respective Unitholders on the applicable record date set by the General Partner, except that the amount distributed per Unit of any Class may differ from the amount per Unit of another Class on account of differences in Class-specific expense allocations or for other reasons as determined by the General Partner.

(b) Except as otherwise expressly provided herein, distributions and redemptions made pursuant to this Agreement shall be made in cash. All cash contributions and distributions pursuant to this Agreement shall be made in U.S. dollars (net of applicable currency conversion costs). The “functional currency” of the Fund shall be the U.S. dollar with respect to all allocations and distributions hereunder.

Section 3.3. Incentive Allocation.

(a) The Special Limited Partner (or such other person as the General Partner may designate) shall be entitled to receive an incentive allocation or distribution (the “Incentive Allocation”) from the Fund (directly or indirectly through an Intermediate Entity (including the Aggregators)) equal to 15% of the Total Return, subject to a 5% annual Hurdle Amount and a High Water Mark with a 100% Catch-Up, except with respect to the Class C Units and any other Class of Units that is not subject to the Incentive Allocation. Such allocation shall be measured and allocated or paid annually and accrue monthly (subject to pro-rating for partial periods). With respect to each Class of Investor Units, in an amount of an Incentive Allocation equal to:

(i) First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Special Limited Partner equals 15% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Special Limited Partner pursuant to this clause (any such amount, the “Catch-Up”); and

(ii) Second, to the extent there are remaining Excess Profits, 15% of such remaining Excess Profits.

For the avoidance of doubt and notwithstanding anything to the contrary herein, (I) the Incentive Allocation shall be calculated separately with respect to each class of Units taking into account only the Units in the relevant class (and all references in this Agreement to the Incentive Allocation and the terms used for purposes of calculating the Incentive Allocation shall be interpreted accordingly), and (II) the Special Limited Partner shall not be entitled to the Incentive Allocation with respect to the Class C Units or any other Class of Units that is not subject to the Incentive Allocation. The General Partner shall be permitted to make adjustments to distributions, allocations and other fundings, payments or calculations in order to give effect to the foregoing.

(b) Any amount by which the Total Return falls below the Hurdle Amount and that does not constitute Loss Carryforward Amount will not be carried forward to subsequent periods.

(c) The Special Limited Partner will also be allocated an Incentive Allocation with respect to all Units that are redeemed in connection with the Redemption Program in an amount calculated as described in this Section 3.3 with the relevant period being the portion of the Reference Period for which such Unit was outstanding, and proceeds for any such Unit redemption will be reduced by the amount of any such Incentive Allocation.

(d) The Special Limited Partner may elect to receive the Incentive Allocation in cash, Units of the Fund, the Aggregators or any Parallel Fund and/or shares, interests or units (as applicable) of Intermediate Entities. If the Incentive Allocation is paid in Units, such Units may be redeemed at the Special Limited Partner’s request and will not be subject to the volume limitations of the Fund’s Unit redemption program as set forth in Annex B hereto (as amended from time to time, the “Redemption Program”) or the Early Redemption Deduction.

(e) The Special Limited Partner may in its sole discretion elect to waive all or any portion of the Incentive Allocation attributable to it with respect to one or more Class(es).

(f) The measurement of the change in Net Asset Value per Unit for the purpose of calculating the Total Return is subject to adjustment by the General Partner to account for any dividend, split, recapitalization or any other similar change in the Fund’s capital structure or any distributions that the General Partner deems to be a return of capital if such changes are not already reflected in the Fund’s net assets. For the avoidance of doubt and notwithstanding anything to the contrary herein, (i) the Incentive Allocation shall be calculated separately with respect to each Class of Units taking into account only the Units in the relevant Class (and all references in this Agreement to the Incentive Allocation and the terms used for purposes of calculating the Incentive Allocation shall be interpreted accordingly), and (ii) the General Partner or an Affiliate thereof shall not be entitled to the Incentive Allocation with respect to Class C Units or any other Class of Units that is not subject to the Incentive Allocation. The General Partner shall be permitted to make adjustments to distributions, allocations and other fundings, payments or calculations in order to give effect to the foregoing.

Section 3.4. Reinvestment. The Fund may permit any distributions to be reinvested into Units of the same Class held by such Unitholder, including pursuant to the distribution reinvestment plan (the “DRIP”) or any other reinvestment plan, on terms that the General Partner determines in its sole discretion. Solely with respect to Units that are subject to the DRIP, the Fund shall be deemed to have distributed cash to any holder of Units in an amount equal to the amount of any distributions by the Fund that such holder has elected to be reinvested in Units. The number of Units issued to any such holder in respect of such reinvested distributions shall equal the amount of such reinvested distributions divided by the most recent Net Asset Value per Unit at the time of such distribution. For the avoidance of doubt, if a Unitholder’s redemption request is pro-rated in a quarterly redemption, such Unitholder will be disenrolled from the Fund’s DRIP for all Units submitted for redemption (regardless of pro-ration) unless such Unitholder has “opted out” of the DRIP. If a Unitholder submits some, but not all, of its Units for redemption, such Unitholder will remain in the Fund’s DRIP for any Units not submitted for redemption.

Section 3.5. Tax Distributions. The Special Limited Partner may receive a cash advance against distributions of the Incentive Allocation to the Special Limited Partner to the extent that annual distributions of the Incentive Allocation actually received by the Special Limited Partner are not sufficient for the Special Limited Partner or any of its beneficial owners (whether such interests are held directly or indirectly) to pay when due any income tax (including estimated income tax) imposed on it or them by reason of the allocation to the Special Limited Partner of taxable income pursuant to Section 10.4 in respect of the Incentive Allocation (including, for the avoidance of doubt, allocations to the Special Limited Partner of taxable income with respect to Units issued pursuant to paragraph 3.3) or such distributions of the Incentive Allocation, calculated using the Assumed Income Tax Rate. Amounts of the Incentive Allocation otherwise to be distributed to the Special Limited Partner pursuant to Section 3.3 (including distributions in kind) shall be reduced on a dollar-for-dollar basis by the amount of any prior advances made to the Special Limited Partner pursuant to this Section 3.4 until all such advances are restored to the Fund in full.

Article IV

The General Partner

Section 4.1. Powers of the General Partner.

(a) The management, operation and policy of the Fund shall be vested exclusively in the General Partner, which shall have the power by itself, and shall be authorized and empowered on behalf and in the name of the Fund, to carry out any and all of the objectives and purposes of the Fund and to perform all acts and enter into and perform all contracts and other undertakings that it may in its sole discretion deem necessary or advisable or incidental thereto, all in accordance with and subject to the other terms of this Agreement. The Fund and the General Partner on behalf of the Fund, may enter into and perform any Subscription Agreement and the Advisory Agreement, and any documents contemplated therein or related thereto, without any further act, vote or approval of any Person, including any Unitholder, notwithstanding any other provision of this Agreement. The General Partner is hereby authorized to enter into the documents described in the preceding sentence on behalf of the Fund, but such authorization shall not be deemed to be a restriction on the power of the General Partner to enter into other documents on behalf of the Fund. Subject to the express limitations set forth in this Agreement, nothing herein shall restrict the ability of the Fund to invest alongside or in any other CVC Fund and the General Partner is authorized on behalf of the Fund to engage in any activity not expressly limited herein, including if the Fund is investing alongside or in such CVC Fund and such activity is permitted under (or otherwise approved in accordance with) the governing terms of such CVC Fund. Notwithstanding the foregoing and the powers and duties included in Section 4.1(b) below, each Unitholder acknowledges and agrees that the General Partner may rely on investment-related decisions relating to the Fund’s Investments made by the general partner (or similar managing entity) of any other CVC Fund alongside or through which the Fund invests.

(b) Without limiting the foregoing general powers and duties, the General Partner is hereby authorized and empowered on behalf and in the name of the Fund, or on its own behalf and in its own name, or through agents as may be appropriate without the consent of any Unitholder or any other Person, subject to the limitations contained elsewhere in this Agreement and the Advisory Agreement, to:

(i) make Investments consistent with the purposes of the Fund, including making Primary Commitments to other CVC Funds that provide for carried interest, incentive fees or management fees to be paid or borne by the Fund, provided that such carried interest, incentive fees or management fees result in a dollar-for-dollar reduction of the Management Fee or Incentive Allocation payable by the Fund to the Investment Adviser or the General Partner, as applicable (for the avoidance of doubt, this clause shall not restrict Investments that are made in connection with interests in CVC Funds purchased on the secondary market as part of a portfolio transaction);

(ii) make all decisions concerning the investigation, evaluation, selection, negotiation, structuring, commitment to, monitoring, managing (including providing, or arranging for the provision of, management or managerial assistance to portfolio companies) and disposition of Investments, including in connection with any other CVC Funds alongside or in which the Fund participates;

(iii) direct the formulation of investment policies and strategies for the Fund, and select and approve the making of Investments, all in accordance with this Agreement including in or alongside any other CVC Funds;

(iv) acquire, hold, sell, transfer, exchange, pledge, charge, mortgage and dispose of Investments, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to Investments, including, without limitation, the exercise of any voting rights with respect to an Investment, the approval of a restructuring of an Investment, participation in arrangements with creditors, the institution and settlement or compromise of suits and administrative proceedings and other similar matters;

(v) manage Investments generally, including, but not limited to, managing Investments made by the Fund and the ultimate realization of those Investments and providing, or arranging for the provision of, management or managerial assistance to portfolio companies of the Fund;

(vi) enter into hedging transactions, including interest rate and currency hedging transactions, in connection with the making, disposing or carrying of any Investment;

(vii) enter into derivative transactions, including credit default swaps that relate to the performance of underlying securities that are within the investment objectives of the Fund, short sales (solely for interest rate and foreign currency hedging purposes), foreign exchange transactions and other derivative contracts or instruments;

(viii) incur all expenditures permitted by this Agreement, and, to the extent that funds of the Fund are available, pay all expenses, debts and obligations of the Fund;

(ix) admit an assignee of all or any portion of a Unitholder’s Units to be an Assignee pursuant to and subject to the terms of Section 8.2;

(x) enter into the Advisory Agreement with the Investment Adviser on behalf of the Fund and delegate to the Investment Adviser certain authority and discretion to act on behalf of the Fund in making, managing and disposing of the Investments of the Fund; provided, that the General Partner shall remain ultimately responsible for the management of the Fund;

(xi) enter into and perform the Subscription Agreements, the Advisory Agreement, and any documents contemplated thereby or related thereto and any amendments thereto, without any further act, vote or approval of any Person, including any Unitholder, notwithstanding any other provision of this Agreement;

(xii) open, maintain and close bank accounts and draw checks or other orders for the payment of money and open, maintain and close brokerage, money market fund and similar accounts;

(xiii) hire, appoint, remove, and replace for usual and customary payments and expenses consultants, custodians of the assets of the Fund, securities and/or futures brokers, depositaries, prime brokers, appraisers, attorneys, accountants, administrators, advisors, placement agents and such other agents or other service providers for the Fund (whether Affiliates or third parties) for itself or for the Fund as it may deem necessary or advisable in its sole discretion (including the Directors and/or officers), and authorize any such agent to act for and on behalf of the Fund;

(xiv) enter into, execute, maintain and/or terminate contracts, undertakings, indemnities (including of finders, placement agents, advisors, agents and consultants), guarantees and any and all other instruments, agreements and documents in the name of the Fund, and do or perform all such things as may be necessary or advisable in furtherance of the Fund’s powers, objects or purposes or to the conduct of the Fund’s business and activities, including entering into acquisition agreements to make or dispose of Investments and agreements with respect to any borrowing, guarantees and credit support by the Fund which may include such representations, warranties, covenants, indemnities and guaranties as the General Partner deems necessary or advisable;

(xv) rely on and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(xvi) consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it and any act or omission suffered or taken by it on behalf of the Fund or in furtherance of the interests of the Fund in good faith in reasonable reliance upon and in accordance with the advice of such counsel, accountants, appraisers, management consultants, investment bankers or other consultants and advisers shall be full justification for any such act or omission, and the General Partner shall be fully protected in so acting or omitting to act;

(xvii) make, in its sole discretion, any and all elections for U.S. federal, state, local and non-U.S. tax matters, including any election to adjust the basis of Fund property pursuant to Sections 734(b), 743(b) and 754 of the Code and any election under Sections 6221 or 6226 of the Code, as applicable, or comparable provisions of U.S. federal, state, local or non-U.S. law;

(xviii) make, execute, deliver, record and file all certificates, instruments, documents, reports or statements, or any amendment thereto, of any kind necessary or desirable to accomplish the business, purpose and objectives of the Fund, in each case as required by any applicable law, agreement or its business judgment;

(xix) modify the organizational structure or entity type of the Fund and/or the nature of the Units (including, in each case, by merger, consolidation, conversion or similar transaction), structure or restructure the Fund’s investments, manage the Fund’s status under the 1940 Act, including, without limitation, electing to rely on a different exclusion from the definition of “investment company” under the 1940 Act or registering the Fund as an investment company;

(xx) issue, sell, redeem, retire, cancel, convert, exchange, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Units, including Units in fractional denominations, and, to apply to any such redemption, retirement, cancellation, exchange, conversion or acquisition of Units any funds or property;

(xxi) appoint, remove and/or replace officers and directors of the Fund as the General Partner may deem necessary or advisable and authorize and delegate authority to any partner, director, officer, employee or other agent of the General Partner, the Investment Adviser or agent or employee of the Fund to act for and on behalf of the Fund in all matters related to or incidental to the foregoing;

(xxii) subject to the terms of this Agreement, to enter into, consent or withdraw consent to, and perform any cross transaction (including any “agency cross-transaction for an advisory client” as defined for purposes of the Advisers Act) in which the Investment Adviser or an Affiliate of the Investment Adviser acts for both the Fund and a party on the other side of the transaction, including circumstances where the Investment Adviser or an Affiliate of the Investment Adviser acts as a broker for both the Fund and a party on the other side of the transaction, and subject to prior approval from a majority of the Independent Directors, enter into, consent or withdraw consent to and perform any principal transactions in which the Fund purchases or otherwise receives property (including securities) from or sells or otherwise transfers property (including securities) to the Investment Adviser or an Affiliate of the Investment Adviser or any loan transactions in which the Fund borrows money from the Investment Adviser or an Affiliate of the Investment Adviser; provided, however, that such authority to enter into, consent or withdraw consent to and perform any “agency cross-transaction for an advisory client” may be revoked at any time by written notice to the General Partner from a majority in interest of the Unitholders; and

(xxiii) do any other act that the General Partner deems necessary or advisable in connection with the management and administration of the Fund in accordance with this Agreement.

(c) Borrowing, Guarantees and Credit Support. The General Partner shall have the right, at its option, to cause the Fund, directly or indirectly utilize leverage, incur indebtedness and provide other credit support for any purpose, including, without limitation, to fund all or a portion of the capital necessary for an Investment to enhance returns and/or providing liquidity (including to satisfy redemption requests), including to pay costs and expenses, to fund all or a portion of the capital necessary for an Investment and/or to enhance returns. Leverage may be used more heavily in certain investment strategies.

(i) The Fund will seek to ensure that it does not incur indebtedness through credit facilities via specialized institutions, banks or affiliates of the Investment Adviser or other arrangements that would cause its Leverage Ratio to exceed 30% (the “Leverage Limit”) at any time following the Ramp-Up Period. No remedial action will be required if the Leverage Limit is exceeded for any reason (including, without limitation, if the Leverage Limit is exceeded on a temporary basis to satisfy short-term liquidity needs, refinance existing borrowings or for other obligations) other than the incurrence of an increase in indebtedness (including the exercise of rights attached to an Investment).

(ii) For the avoidance of doubt, the restrictions on borrowing in Section 4.1(c)(i) will not apply to (and each of the following will be excluded from the calculation of the Leverage Limit): (i) any borrowings applied at the investment level; (ii) guarantees given other than in connection with financial indebtedness (guarantees related to foreign exchange contracts shall not be deemed to be in connection with financial indebtedness); (iii) deferred consideration, instalment loans, seller financings or other arrangements with a seller or its affiliates with respect to the payment of the purchase price of an Investment in connection with the acquisition of such Investment; or (iv) borrowing entered into by or in relation to a CVC Private Equity Fund in order to finance a capital contribution on CVC-PEF’s behalf (i.e., a subscription facility put in place with respect to such CVC Private Equity Fund), where applicable; or (v) any liabilities that are not recourse indebtedness for borrowed money of CVC-PEF itself.

(iii) For purposes of determining the Aggregate Net Leverage, the Investment Adviser shall use the principal amount of borrowings, and not the valuations of the Fund’s borrowings, and may, in its sole discretion, determine which securities and other instruments are deemed to be cash equivalents. The Leverage Limit may be exceeded on a temporary basis to satisfy short-term liquidity needs, refinance existing borrowings or for other obligations. For the avoidance of doubt, the Leverage Limit does not apply to indebtedness incurred at the Investment level, guarantees of indebtedness, “bad boy” guarantees, borrowings entered into by or in relation to a CVC Private Equity Fund in order to finance capital contributions or other related liabilities that are not recourse indebtedness for borrowed money of CVC-PEF itself. For greater certainty and without limiting the foregoing, the Fund may (a) borrow money, including on a joint and several basis and/or cross-collateralized basis with any portfolio company and/or Intermediate Entity; and/or (b) give guarantees, commitments and/or other undertakings in connection with the borrowings of the Fund, the Feeder TE, any portfolio company and/or Intermediate Entity, in each case in connection with its investment activities, i.e., the Fund may utilize leverage.

(iv) The Fund may use leverage and incur indebtedness opportunistically and may choose to increase or decrease its leverage and indebtedness, or use different types or combinations of leveraging and borrowing instruments, at any time based on the Fund’s assessment of market conditions and the investment environment. Lenders to such credit facilities or credit lines may obligate the Fund to (i) pledge some or all assets of the Fund, including, but not limited to, liquid assets, economic and beneficial interests in and rights to receive distributions in respective of portfolio investments, and (ii) comply with financial and negative covenants, which could limit the ability of the Fund to redeem Units in certain circumstances.

(d) Partnership Representative. The General Partner is authorized to appoint, revoke or act as the Partnership Representative under the Code (and to assume any comparable procedural duties provided under any federal, state, local or non-U.S. tax laws) and is authorized to appoint, revoke or act as the Designated Individual. All expenses incurred by the General Partner while acting in such capacity shall be paid or reimbursed by the Fund. The determinations of the General Partner with respect to the treatment of any item or its allocation for all tax purposes shall be binding upon all of the Unitholders so long as such determination shall not be inconsistent with any express term hereof.

(e) Warehoused Investments. The General Partner and/or its Affiliates may make one or more Investments prior to the Initial Closing Date (each, a “Pre-Closing Investment”) that the General Partner determines are appropriate for the Fund, and in such circumstances the Fund may acquire interests in such Pre-Closing Investments from the General Partner and/or its Affiliates in accordance with this Section 4.1(e). Notwithstanding anything to the contrary contained herein, it is understood and/or agreed that (i) each Unitholder, by acquiring Units, shall be deemed to have acknowledged and consented to any actual or potential conflicts of interest relating to any such Pre-Closing Investments, and (ii) each Unitholder, by executing its Subscription Agreement, shall be deemed to have acknowledged and/or consented to any arrangements and/or transactions relating to the transfer of such Pre-Closing Investments and such Unitholder’s participation therein to the extent required by applicable law (including, without limitation, for purposes of Section 206(3) of the Advisers Act). For the avoidance of doubt, as described in Section 5.3(a), such Unitholder consent is effected by a majority of the Independent Directors, who are authorized to give or withhold consent or approval on behalf of the Unitholders as an “independent client representative” of the Fund with respect to matters that require the consent of the Fund or Unitholders under the Advisers Act, including Section 205(a) and Section 206(3) thereof.

Section 4.2. Limitation on Liability.

(a) Notwithstanding anything to the contrary in Section 4.2(b), to the fullest extent permitted by law, none of the Directors, officers of the Fund, General Partner, the Investment Adviser, the Partnership Representative, Designated Individual, the Special Limited Partner, any of their respective Affiliates and the members, partners, officers, directors, employees, agents, stockholders and any Person who serves at the specific request of the General Partner, or the Investment Adviser on behalf of the Fund as a member, partner, officer, director, employee or agent of the Fund or any other entity (each, an “Indemnified Party”) shall be liable to any other Unitholder or the Fund for (i) any mistake in judgment, (ii) any action taken or omitted to be taken by the Indemnified Party, which action or omission the Indemnified Party was expressly permitted or required to take or omit pursuant to this Agreement, or (iii) any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent of the Fund or such Indemnified Party, provided, that such broker or other agent are selected and monitored with reasonable care, in each case of clauses (i), (ii) and (iii) above, unless such action or inaction (x) constituted bad faith, intentional and material breach of this Agreement or the Advisory Agreement, (y) constituted fraud, willful misconduct or gross negligence of the relevant Indemnified Party, or (z) related solely to litigation between such Indemnified Party and CVC.

(b) Notwithstanding anything to the contrary in Section 4.3(a), to the extent that, at law or in equity or otherwise, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Fund or to another Unitholder, the General Partner acting under this Agreement shall, to the fullest extent permitted by law, not be liable to the Fund or to any such other Unitholder for its good faith reliance on the provisions, or good faith interpretation or application, of this Agreement. To the fullest extent permitted by law, the provisions of this Agreement, to the extent that they expand, restrict or eliminate the duties and liabilities of the General Partner otherwise existing at law or in equity or otherwise, are agreed by the Unitholders to modify to the extent of such other duties and liabilities of the General Partner.

(c) Each Indemnified Party may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it and any act or omission suffered or taken by it on behalf of the Fund or in furtherance of the interests of the Fund in good faith in reliance upon and in accordance with the advice of such counsel, accountants, appraisers, management consultants, investment bankers or other consultants and advisers shall, to the fullest extent permitted by law, be full justification for any such act or omission, and shall be indemnified by the Fund and fully protected and not liable to the Fund or any Unitholder in so acting or omitting to act, provided, that such counsel, accountants, appraisers, management consultants, investment bankers or other consultants and advisers are selected and monitored with reasonable care.

(d) Nothing in this Section 4.2 will be construed so as to provide for the exculpation of any Indemnified Party for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons acting in good faith), to the extent (but only to the extent) that such exculpation would be in violation of applicable law, but otherwise will be construed so as to effectuate these provisions to the full extent permitted by law.

(e) Without limiting the generality of the foregoing, and notwithstanding any provision of this Section 4.2 or Section 4.3 to the contrary, nothing in this Agreement shall, in the case of a Unitholder, constitute a waiver of any non-waivable right and, in the case of the General Partner and its Affiliates, of any such Person’s non-waivable duties under applicable law.

Section 4.3. Indemnification.

(a) To the fullest extent permitted by law, the Fund shall indemnify and hold harmless each Indemnified Party (and their respective heirs and legal and personal representatives) who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Fund), from and against any and all claims, losses, liabilities, damages, and expenses of any kind for which such Person has not otherwise been reimbursed to which such Indemnified Party may become subject and arise out of or in connection with the business of the Fund or any portfolio company or the performance by the Indemnified Party of any of its responsibilities hereunder or under the Advisory Agreement (including, without limitation, all reasonable costs and expenses of attorneys, defense, appeal and settlement of any and all suits, actions or proceedings instituted or threatened against such Indemnified Party or the Fund (including, without limitation, formal and informal inquiries, sweep examinations and any type of similar regulatory and/or governmental requests) actually and reasonably incurred by such Person in connection with such action, suit or proceeding) (collectively, “Indemnified Losses”); provided, that an Indemnified Party shall be entitled to indemnification for Indemnified Losses hereunder only to the extent that such Indemnified Losses are not attributable to (x) such Indemnified Party’s intentional and material breach of this Agreement or the Advisory Agreement, (y) such Indemnified Party’s gross negligence, fraud, willful misconduct or bad faith, or (z) any litigation between such Indemnified Party and CVC. The satisfaction of any indemnification and any saving harmless pursuant to this Section 4.3(a) shall be from and limited to Fund assets, no Unitholder shall have any obligation to make payments to fund its share of any indemnification obligations under Section 4.3(a) and no Unitholder shall have any personal liability on account thereof.

(b) Expenses reasonably incurred by an Indemnified Party in defense or settlement of any claim that may be subject to a right of indemnification hereunder shall be advanced by the Fund prior to the final disposition thereof upon receipt of an undertaking in writing by or on behalf of the Indemnified Party to repay such amount to the extent that it shall be determined ultimately that such Indemnified Party is not entitled to be indemnified hereunder. Notwithstanding the foregoing, no advances shall be made by the Fund under this Section 4.3(b), without the prior written approval of the General Partner (which may be given or withheld in its sole discretion with respect to any aspect thereof).

(c) The right of any Indemnified Party to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnified Party may otherwise be entitled by contract (including, without limitation, any contract with the Fund) or as a matter of law or equity and shall extend to such Indemnified Party’s successors, assigns and legal representatives.

(d) Any Indemnified Party entitled to indemnification from the Fund hereunder shall first seek recovery and diligently pursue such other source under any other indemnity (other than an indemnity from another Indemnified Party) or any insurance policies by which such Person is indemnified or covered (other than pursuant to the terms of the governing documents of the General Partner, the Investment Adviser and their Affiliates), as the case may be, but only to the extent that the indemnitor with respect to such indemnity or the insurer with respect to such insurance policy provides (or acknowledges its obligation to provide) such indemnity or coverage on a timely basis, as the case may be. If an Indemnified Party is Person other than the General Partner, such Person shall obtain the written consent of the General Partner prior to entering into any compromise or settlement which would result in an obligation of the Fund to indemnify such Person; and if liabilities arise out of the conduct of the affairs of the Fund and any other Person for which the Person entitled to indemnification from the Fund hereunder was then acting in a similar capacity, the amount of the indemnification provided by the Fund shall be limited to the Fund’s proportionate share thereof as determined in good faith by the General Partner in light of its fiduciary duties to the Fund and the Unitholders.

(e) Nothing in this Section 4.3 will be construed so as to provide for the indemnification of any Indemnified Party for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons acting in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but otherwise will be construed so as to effectuate these provisions to the full extent permitted by law.

(f) Notwithstanding anything to the contrary herein, and for the avoidance of doubt, the Fund’s obligations under this Section 4.3 are not intended to render the Fund as a primary indemnitor for purposes of the indemnification, advancement of expenses and related provisions under the corporation or other applicable law governing an entity in which the Fund makes an Investment, it being agreed that an Indemnified Party shall first seek to be so indemnified and have such expenses advanced by such entity (or applicable insurance policies maintained by such entity). Inasmuch as the Fund is intended to be secondarily liable in respect of losses, damages and expenses that are otherwise primarily indemnifiable by a particular entity in which the Fund makes an Investment, it is intended among the Unitholders and the Indemnified Party that any advancement or payment by the Fund to the Indemnified Party will result in the Fund having a subrogation claim against the relevant entity in respect of such advancement or payments. The General Partner and the Fund shall be specifically empowered to structure any such advancement or payment as a loan or other arrangement as the General Partner may determine necessary or advisable to give effect to or otherwise implement the foregoing.

Section 4.4. General Partner and Special Limited Partner as Unitholders. The General Partner and the Special Limited Partner may also be Unitholders, including but not limited to the extent that they purchase Units, elect to receive all or a portion of the Incentive Allocation in Units, or become a transferee of all or any part of the Units of a Unitholder, and to such extent shall be treated as a Unitholder in all respects. Any Units held by the General Partner, the Special Limited Partner, the Investment Adviser or an Affiliate thereof may bear reduced or no Management Fees, Servicing Fees or Incentive Allocation (in the manner each such Unitholder and the General Partner shall agree upon such Unitholder’s admission to the Fund, including pursuant to a rebate of such amounts).

Section 4.5. Other Activities.

(a) Comparable Funds. Notwithstanding anything to the contrary herein, the General Partner and/or its Affiliates shall be permitted to close on one or more other investment vehicles, managed accounts and/or other similar arrangements (including those that may be structured through a fund or as one or more entities), for the benefit of one or more other investors having the same or similar investment objectives as the Fund and have terms as determined by the General Partner in its sole discretion (such vehicles, managed accounts and arrangements, collectively, the “Comparable Funds”) and such Comparable Funds may invest alongside or in lieu of the Fund as provided in Section 4.5(b). In addition, each Unitholder acknowledges and agrees that (i) nothing herein shall limit the ability of the General Partner to sponsor, raise, close and manage any such Comparable Funds and (ii) by virtue of such Comparable Funds and/or other CVC Funds, the General Partner and its Affiliates will be presented with investment opportunities (including any related co-investment opportunities) that fall within the investment objective of the Fund and other CVC Funds (including the Comparable Funds), and in such circumstances, the General Partner and its Affiliates shall allocate such opportunities among the Fund, such other CVC Funds and/or the Comparable Funds, in the manner described in Section 4.5(c).

(b) Business with Certain Affiliates. The Unitholders recognize and consent that the General Partner or Affiliates of the General Partner may receive various types of fees in connection with the investment activities of CVC-PEF and/or portfolio companies and from unconsummated transactions, including, without limitation, net break-up and topping fees, commitment fees, transaction fees, monitoring fees, directors’ fees, investment banking fees, construction, development and other property/asset management fees, mortgage servicing fees, consulting fees (including management consulting), syndication fees, capital markets syndication and advisory fees (including underwriting fees, and with respect to syndications or placements of debt and/or equity securities or instruments issued by portfolio entities or entities formed to invest therein), origination fees, servicing (including loan/mortgage/asset servicing) fees, healthcare consulting/brokerage fees, group purchasing fees and/or insurance (including title insurance), financial advisory fees, organization fees, financing fees, divestment fees and other similar fees, fees for ESG services, data management and services fees or payments, leasing/administrative fees, similar fees for arranging acquisitions and other financial restructurings, other similar operational and financial matters, (whether in cash or in-kind), other fees and annual retainers (whether in cash or in-kind) and any other fees as further described in the Memorandum as updated from time to time from or with respect to Persons in which the Fund acquires or holds Investments and/or other Persons (including co-investors and/or joint venture partners), and neither the Fund nor any Unitholder shall have any interest therein by virtue of this Agreement or the partnership relationship created hereby except as provided in the Advisory Agreement. Notwithstanding this Section 4.5, the General Partner or any of its Affiliates may, but shall not be required to, make advances to the Fund, which advances shall accrue interest comparable to those received by a third party in an arm’s length transaction and shall be repaid from any funds of the Fund.

(c) Allocation of Investment Opportunities. The Investment Adviser will, from time to time, be presented with investment opportunities that fall within the investment objectives of CVC-PEF and one or more other CVC Funds (although CVC-PEF may make unique investments that are not shared by other CVC Funds), and in such circumstances, the Investment Adviser will allocate such opportunities (including any related co-investment opportunities) among CVC-PEF and such other CVC Funds on a basis that the Investment Adviser determines in its sole discretion to be fair and reasonable (which may result in CVC-PEF not participating and/or not participating to the same extent as other CVC Funds in such investment opportunity) and in accordance with its allocation policies in place from time to time and which may, without limitation, take into account factors such as the sourcing of the transaction, the nature of the investment focus and objectives of each such CVC Fund (e.g. investment size, stage, geography, industry, target rate of return, etc.), the relative amounts of capital available for investment or other liquidity considerations, any restrictions provided under the terms of the Fund Documents and the terms of the governing documents of such CVC Fund, the nature and extent of involvement in the transaction on the part of the respective teams of investment professionals for CVC-PEF and each such CVC Fund (including the CVC professionals that are expected to oversee and monitor an investment opportunity), timing considerations (e.g., the timing of capital inflows and outflows and anticipated capital commitments and subscriptions), liquidity profile, including during a ramp-up or wind-down period, applicable concentration limits and other investment restrictions (including, without limitation, the need to resize positions to avoid breaches of applicable investment restrictions), overall exposure to a sector/industry, mandatory minimum investment rights and other contractual obligations applicable to participating funds, portfolio diversification, regulatory restrictions applicable to participating funds, expected life cycle, synergy potential across the relevant portfolio, the anticipated regulatory treatment of or restrictions on the investment, including any requirement to provide information on CVC-PEF (or its underlying investors) to any regulatory authority or body in any jurisdiction including, but not limited to, for compliance with any foreign direct investment controls, antitrust or financial services change of control requirements, related filing requirements, or requests for information in respect thereof, that may apply in a relevant jurisdiction, vehicles and accounts and investors that could limit CVC-PEF’s ability to participate in a proposed investment, the avoidance of odd-lots or cases where a pro rata or other defined allocation methodology would result in a de minimis allocation to one or more participating funds, vehicles and accounts, the overall risk profile of a portfolio or investment opportunity, or any other allocation factor that CVC deems necessary. The outcome of any allocation determination will at times result in the allocation of all of an investment opportunity to CVC-PEF, none of an investment opportunity to CVC-PEF or in allocations that are otherwise on a non-pro rata basis and could result in CVC-PEF co-investing in an investment opportunity alongside CVC Funds, in either the same or different parts of the target’s capital structure.

(d) Except as provided in Sections 4.5(a)-(b) above, this Agreement shall not be construed in any manner to preclude CVC, the General Partner, the Investment Adviser or any of their respective direct or indirect partners, members or stockholders or their respective officers, directors, employees or Affiliates from engaging in any activity whatsoever to the maximum extent permitted by applicable law.

Section 4.6. Valuation. The General Partner will be responsible for the valuation of Units which it will determine in accordance with the Fund’s valuation policies, as updated from time to time.

Article V

The Unitholders

Section 5.1. Management. Except as expressly provided in this Agreement, no Unitholder shall have the right or power to vote or participate in the management or affairs of the Fund, nor shall any Unitholder have the power to sign for or bind the Fund or deal with third parties on behalf of the Fund without the consent of the General Partner. The exercise by any Unitholder of any right conferred herein shall not be construed to constitute participation by such Unitholder in the control of the business of the Fund so as to make such Unitholder liable as a general partner for the debts and obligations of the Fund for purposes of the Act. To the fullest extent permitted by law, no Unitholder, in their capacity as such, owes any duty (fiduciary or otherwise) to the Fund or any other Unitholder as a result of such Unitholder’s status as a Unitholder, other than to act consistently with the implied contractual covenant of good faith and fair dealing; provided, that this in no way limits any express contractual obligations of a Unitholder provided for herein or in such Unitholder’s Subscription Agreement.

Section 5.2. Liabilities of the Unitholders. Except as provided by the Act or other applicable law and subject to the obligations to indemnify or reimburse the Fund and the General Partner as expressly required by this Agreement or by applicable law, no Unitholder shall have any personal liability whatsoever in its capacity as a Unitholder, whether to the Fund, to any of the Unitholders, or to the creditors of the Fund, for the debts, liabilities, contracts, or other obligations of the Fund or for any losses of the Fund.

Section 5.3. Independent Directors; Board of Directors.

(a) The General Partner shall have the authority to select a board of directors for the Fund (the “Board”), including at least half that would be independent of CVC and the Fund under the tests set out in Rule 303A.02 of the New York Stock Exchange Listed Company Manual or other policy as determined by General Partner (each of the independent directors, an “Independent Director” and each of the directors of the Fund (including the Independent Directors), a “Director”); provided that, if an Independent Director departs the Board by reason of death, disqualification, removal or resignation or ceases to be an Independent Director for any reason, the requirement for one-half of the Board to be comprised of Independent Directors will be temporarily suspended for a period not to exceed 180 days. The General Partner may appoint additional directors to the Board from time to time. Each Director shall serve a term of three years, which is renewable by the General Partner in its sole discretion.

The Board shall be responsible for overseeing management in the preparation of the Fund’s periodic reports under the Exchange Act and any other matters delegated to it by the General Partner. The Independent Directors shall review and approve or disapprove (A) any actual conflicts of interest in any transaction or relationship between the Fund, on the one hand, and the General Partner and/or its Affiliates, on the other hand, that the General Partner determines to present to the Board, and (B) any matter (x) for which approval is required under the Advisers Act, including Sections 205(a) and 206(3) thereof, (y) as provided for under this Agreement or (z) as deemed appropriate by the General Partner, except, in each case of the immediately preceding clauses (A) and (B), as contemplated by the terms of this Agreement.

A majority of the Independent Directors are authorized to give or withhold the Fund’s consent or approval as an “independent client representative” with respect to matters required by Section 205(a) and Section 206(3) of the Advisers Act and certain other situations involving conflicts of interest, including with regards to the assignment or other transfer of the Units pursuant to Section 8.1 and the transfer to the Fund of any investments warehoused by the Investment Adviser or its Affiliates, in each case where presented to such Independent Directors in the General Partner’s sole discretion (the “ICR”). Each Unitholder (other than the General Partner) agrees that, with respect to any consent sought from the Independent Directors under this provision, such consent of the Independent Directors shall be binding upon the Fund, and the General Partner and its Affiliates, acting in accordance with or pursuant to such consent (or such procedures or standards approved by the Independent Directors), shall, absent actual fraud or willful misconduct, be fully protected and justified in acting in reliance upon and in accordance with such consent of the Independent Directors. Any matters for which the Board or Independent Directors have authority to act can be effected by majority approval of the Board or Independent Directors, as applicable. If there are only two Independent Directors, matters requiring consent or approval of a majority of the Independent Directors will require approval of both Independent Directors. For the avoidance of doubt, if for any period of time not exceeding 180 days, the Board is comprised of, or temporarily consists of, only one Independent Director, matters requiring the consent or approval of a majority of the Independent Directors shall be satisfied by the consent or approval of such Independent Director. Subject to the foregoing, the General Partner shall have the right to change or replace any Independent Director for Cause and any Director that is not an Independent Director with or without Cause.

(b) The General Partner may, but is not required to, obtain approval of the Independent Directors for (i) the suspension of (x) the calculation of the Net Asset Value of the Units, (y) the Fund’s offering of Units pursuant to the Memorandum or (z) the Redemption Program, (ii) any material modification to (x) the Fund’s valuation policies and (y) the Redemption Program and (iii) fair valuation of any investment in a company or other private asset of the Fund that the General Partner has determined to value outside of the applicable range provided by the Fund’s independent valuation advisor. If such Board approval is sought, the General Partner will present to the Board the basis for any such proposed suspension or modification and will notify the Independent Directors of any change in the independent valuation advisor.

(c) The Board (including the Independent Directors) shall owe a duty to use their reasonable business judgment to act in the best interests of the Fund with respect to matters of the Fund that are within the Board’s authority.

(d) The Fund also has an audit committee (the “Audit Committee”) consisting solely of the Independent Directors. The Audit Committee, among other matters, (i) approves the Fund’s auditor, as selected by the General Partner and (ii) reviews the Fund’s financial statements.

Article VI

Expenses and Fees

Section 6.1. General Partner Expenses. The Fund shall not have any salaried personnel other than Directors. Except as set forth in Section 6.3(a), the General Partner, the Investment Adviser and their Affiliates shall bear and be charged with the compensation of the General Partner’s and the Investment Adviser’s investment professionals for providing investment advisory services to the Fund (collectively, the “General Partner Expenses”).

Section 6.2. Management Fee and Advisory Agreement.

(a) The Fund shall enter into the Advisory Agreement pursuant to which the Fund shall pay to the Investment Adviser or its designated Affiliate, directly or indirectly through an Intermediate Entity (including the Aggregators), the Management Fee as set forth therein.

(b) The Unitholders recognize that the Investment Adviser and its Affiliates and employees may receive certain fees as more fully set forth in the Advisory Agreement, and agree that the Management Fee payable under the Advisory Agreement will not be affected thereby, except as provided in the Advisory Agreement.

Section 6.3. Fund Expenses.

(a) Unless otherwise determined by the General Partner, the Fund shall bear and be charged with all costs and expenses of the Fund’s operations (and shall promptly reimburse the General Partner, the Investment

Adviser or their Affiliates, as the case may be, to the extent that any of such costs and expenses are paid by such party and provided that none of General Partner, the Investment Adviser or their respective Affiliate, as applicable, has determined in its sole discretion, to waive such reimbursement) (the “Fund Expenses”) including, without limitation:

(i) all fees, costs and expenses in connection with the operation, administration and business of CVC-PEF generally, including those charged, attributed or allocated by: (a) employees, delegates, independent agents, lawyers, accountants, appraisers, consultants, intermediaries, valuers, investment bankers, lenders, loan servicers, loan administrators, banks or other financial advisers, institutions or providers, administrators, custodians, depositaries, auditors, data providers, brokers, finders, investment professionals and other professional service providers or advisers (not being entities related to CVC or a CVC Executive unless engaged on arm’s length terms); (b) the Investment Adviser, including reasonable out-of-pocket expenses, as contemplated by the investment advisory agreement between the Fund and the Investment Adviser; and (c) any representative, paying agent and other service providers or advisers as required by any national private placement regime or similar framework in any jurisdiction, as well as those fees, costs and expenses incurred in respect of CVC-PEF’s investment activities (regardless of whether a particular Investment is consummated);

(ii) all fees, costs and expenses, including reasonable legal and due diligence costs, of CVC-PEF or any service provider thereof in connection with distribution services (including access to distribution platforms, distribution networks and any other related distribution services), clearing and/or settlement of subscriptions and/or redemptions and/or conversions (including through any service providers and/or any intermediaries), including in respect of any anti-money laundering, “know your customer” and similar screening provided in connection therewith;

(iii) all fees, costs and expenses incurred in connection with secondees provided by third parties;

(iv) all fees, costs and expenses incurred in connection with the preparation of any pro forma subscriptions for Unitholders, transfer of Units between Unitholders, merger, split of Units or redemption documentation as well as the subscription, potential transfer of Units between Unitholders or redemption or actual transfer of Units between Unitholders or redemption of Units in the Fund (to the extent not paid by the relevant transferring investor(s) or transferee(s)) on an ongoing basis;

(v) all fees and expenses of providers of outsourced technology solutions provided in relation to the offering of the Units (including but not limited to digital subscription processes, digital repurchase processes, performance reporting dashboards, benchmarks, portfolio reporting, cash flow projections), fees to organize, sponsor and/or attend seminars and/or marketing events with participating intermediaries in relation to CVC-PEF;

(vi) all fees, costs and expenses incurred in connection with rating agencies (including those engaged by or on behalf of any CVC-PEF entity, CVC or lenders or other finance providers in connection with the rating of credit facilities, any CVC-PEF entity and/or any Investments), valuation experts, bank services and loan pricing services and any deposits or down payments, including and such fees and expenses that are forfeited in connection with, or amounts paid as a penalty for unconsummated transactions (i.e., “broken-deal costs”);

(vii) any due diligence expenses relating to transactions, fees, costs, expenses and liabilities related to the sourcing, identifying, evaluating, structuring, negotiating, purchase, settlement, custody, holding, development, operating, management, monitoring, financing, refinancing, hedging, sale of any Investments or transmittal of any of CVC-PEF’s assets (whether or not any such transaction is consummated), administration, termination, liquidation and winding up of any CVC-PEF entity, including any Intermediate Entities (including expenses related to compliance with any applicable sustainability related matters and investment expenses such as asset assignment fees and filing and registration fees);

(viii) all fees, costs and expenses incurred in connection with the settlement of loans, securities and other instruments (including derivative instruments), trade executions and other trade-related documentation (including fees, costs and expenses incurred in connection with legal counsel, expert review of legal documents, and by any vendors, service providers and/or counterparty), brokerage commissions, prime brokerages, the custody of Units, foreign exchange or other currency transactions;

(ix) all fees, costs and expenses (including of lenders, investment banks and other financing sources and their relevant advisers, to the extent applicable) incurred in connection with the securing of financing, borrowings, indebtedness or other undertakings, including expenses related to the negotiation and documentation of agreements with one or more lenders or the posting of collateral and all such fees incurred in connection with transactions, whether or not consummated, interest on and fees, costs and expenses related to all leverage, borrowings (including any facility, interest on principal, fees and other costs), guarantees, undertakings or other indebtedness incurred by any CVC-PEF entity (or a financing subsidiary thereof), including, but not limited to, the arranging thereof;

(x) all fees, costs and expenses relating to indemnification, contribution, guarantee or similar obligations related to any CVC-PEF entity and/or any Investments;

(xi) all fees, costs and expenses incurred in connection with insurance premiums (including any appropriate liability insurance (or its equivalent), taken out in respect of any CVC-PEF entity, including any directors and officers liability insurance taken out in respect of (a) any such person who may be nominated to the Board (and to any committee created by the Board), (b) any CVC Entity in connection with any CVC-PEF entity and/or any Investment);

(xii) all fees, costs and expenses and liabilities related to and incurred in respect of the establishment, operation, organization, maintenance or winding-up of any Intermediate Entity or related entity used to acquire, hold or dispose of any Investment (including any fees, costs or expenses payable to CVC or any CVC Entity in any jurisdiction in connection with the direct or indirect funding of the initial share capital of such Intermediate Entity or related entity used to acquire, hold or dispose of any Investment by any CVC-PEF entity and/or one or more subsidiaries through interest free loans or otherwise) or otherwise facilitating CVC-PEF’s investment activities and expenses related to such entity, the salary and benefits of any personnel (including personnel of the Investment Adviser or its affiliates) reasonably necessary or advisable for the maintenance of such entity, or other personnel and overhead costs or expenses in connection therewith (including for the avoidance of doubt third party directors’ fees and expenses, including any directors and officers liability insurance);

(xiii) all legal, accounting, consultants and other fees, costs, expenses and liabilities relating to Investments or proposed Investments by the Fund (including related travel costs), whether in respect of the selection, acquisition, holding, monitoring, development (including compliance with any applicable environmental, social and governance and climate change related matters) or disposition thereof and whether incurred directly or indirectly (including through any Intermediate Entities), to the extent that such fees, costs, expenses and liabilities are not borne by a third party. In addition, except as otherwise provided herein, all taxes and all fees or other charges levied by any governmental agency or regulatory body against the Fund in connection with its Investments, proposed Investments, reporting requirements or otherwise, and any out-of-pocket expenses incurred in connection with the Fund’s legal and regulatory compliance with U.S. federal, state, local, non-U.S. or other laws and regulations (including, without limitation, regulatory filings of the General Partner or its associates relating to the Funds and its activities, including reporting on and compliance with Form PF), will be borne by the Fund;

(xiv) all negative interest on any account balances of any CVC-PEF entity;

(xv) all fees, costs, commissions and expenses of operating partners or finders (including the fees of any consultant, operating partner or finder who may be engaged on behalf of CVC-PEF, any CVC Entity, on an exclusive or non-exclusive basis, to source Investments and/or distribution partners for CVC-PEF);

(xvi) all fees, costs and expenses related to any business class airfare or the equivalent on domestic or short-haul flights (e.g., U.S. domestic or European regional flights) and equivalent ground transportation and accommodation expenses incurred by CVC, any CVC Entity, any CVC Executive (including any employees), any Directors and/or any directors, managers or officers of any Intermediate Entity as well as any other person involved in the management and operation of CVC-PEF’s activities (including without limitation in connection with CVC-PEF’s investments activities and distribution activities);

(xvii) all fees, costs, commissions and expenses of any disclosure, reporting and other similar obligations provided by: (a) the Board’s and the Investment Adviser’s (as applicable) compliance with their disclosure, reporting and similar obligations under the Fund Documents (including with respect to ESG matters affecting any CVC-PEF entity and/or any Investments), including preparing materials and coordinating materials of the Board; (b) legal advisers (including services of personnel insourced from external providers, such as Ontra (formerly InCloudCounsel) (including its Insight service)); (c) financial advisers; (d) tax advisers; (e) accounting advisers (including third-party accounting services); (f) bookkeeping; (g) consulting; (h) financial; or other advisers (including reporting or disclosure in respect of any national private placement regime or similar framework in any jurisdiction, as applicable, FATCA, CRS and/or sustainability or environmental, social and governance affecting any CVC-PEF entity and/or any Investments);

(xviii) all fees, costs and expenses incurred in connection with applicable tax of any CVC-PEF entity, tax preparation and filing (including Schedules K-1 or equivalent) expenses of any CVC-PEF entity as well as any other governmental charges levied against any CVC-PEF entity;

(xix) all fees, costs and expenses of any actions as a result of the OECD’s Action Plan on Base Erosion and Profit Shifting, the implementation of Directive (EU) 2016/1164 (as amended from time to time including by Directive (EU) 2017/952), or any future changes of law (or interpretations thereof) relating to the taxation of any of CVC-PEF entity and/or any Investments;

(xx) all fees, costs and expenses incurred in connection with legal and regulatory compliance relating to CVC-PEF’s activities (including, without limitation, any regulatory filings made by or on behalf of any CVC-PEF entity, any service providers in relation to any CVC-PEF entity, including without limitation, the Investment Adviser and its affiliates, any depositaries, custodians and/or administrators) including all fees, costs and expenses incurred in connection with legal and regulatory compliance relating to applicable laws and regulations including (a) any authorizations and/or registration relating to the marketing of Units, (b) Anti-Money Laundering and Countering the Financing of Terrorism (AML/CTF) matters, (c) environmental, social and governance matters, (d) any of CVC-PEF’s information, communication and reporting (including the use of client relationship management systems or any other reporting software or technological platforms or services) and (e) any reporting on Form PF or other reports to be filed with the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, National Futures Association, the U.S. Treasury, the IRS, the Financial Conduct Authority and other national, state, provincial or local regulatory authorities in any country or territory, and any costs associated with outsourcing the completion of such reports, or other regulatory authority;

(xxi) all fees, costs and expenses associated with the implementation of, and/or compliance with, any change of law or regulation applicable to any CVC-PEF entity and/or any Investment, including without limitation, as a result of changes or developments in the United Kingdom’s relationship with the European Union or any other regulatory requirement (including related out-of-pocket or other expenses of any CVC-PEF entity or the Investment Adviser);

(xxii) all fees, costs and expenses incurred in connection with third-party research utilized by the Investment Adviser, including research subscription (e.g., license-based services such as Bloomberg), expert networks/research resources and associated multimedia, analytics, databases, news, computer software (e.g., liquidity management platforms such as Kyriba), licenses or hardware expenses;

(xxiii) all fees, costs and expenses incurred in connection with portfolio management and/or market information systems and/or services (e.g. Allvue (formerly Black Mountain), WallStreetOffice, WSOWeb), valuation, and/or pricing services and software that may be required to price Investments and portfolios (e.g., MarkIt), and any other valuations, information, services or certifications required by the Fund Documents or by law or regulation, including in connection with applicable law and/or regulation;

(xxiv) all fees, costs and expenses attributed to the holding of any meetings (including annual and ad hoc investor meetings) of, or relating to, any CVC-PEF entity, the attendance of the Investment Adviser and any employees and representatives of the latter, covering: (a) the production and distribution of the reports, valuations, certifications and accounts and other information by third parties (including, fees of the auditors in connection therewith and any external valuer or auditor of valuations appointed in connection with applicable law and/or regulation and any other information or reporting requirements imposed in respect of any CVC-PEF entity by applicable law or regulations); (b) accommodations; (c) meals; (d) out-of-pocket expenses; (e) events; (f) entertainment; and (g) other similar fees, costs and other expenses in connection with any such meetings;

(xxv) all fees, costs and expenses associated with any third-party advisory committees, the Audit Committee, the Board, any independent representatives of CVC-PEF, attending board meetings for the Investment Adviser as well as any of its personnel who serve as board members, in connection with the administration and operation of any CVC-PEF entity and/or any Investments and general ongoing operational expenses thereof, such as compensation for third-party professional staff and service providers and the cost of office space, office equipment, communications, utilities and other such normal overhead expenses (including, for the avoidance of doubt, all fees, expenses and other remuneration payable in relation to any third-party members sitting on such board and compensation of the Independent Directors);

(xxvi) all fees, costs and expenses incurred in connection with legal, regulatory, technology, accounting, treasury, administrative, compliance, audit, tax or similar services provided on behalf of, or with respect to, any CVC-PEF entity and/or the Investments, including allocable compensation (including related taxes, health insurance and other benefits and payroll administration and charges) of a director, officer, consultant, associate, partner or employee of any CVC Entity and allocable overhead expenses (including rent, utilities, office maintenance, office supplies and hardware, storage, human resources and benefits administration, technology and software costs);

(xxvii) all fees, costs, expenses and liabilities incurred, including value-added tax (“VAT”), if any (whether directly or indirectly, including through any Intermediate Entities) by or on behalf of any CVC-PEF entity in connection with any litigation (including discovery requests), arbitration, investigation, settlement or other proceedings and the amount of any judgments, fines, remediation or settlements paid in connection therewith and any other extraordinary expenses of CVC-PEF, directors and officers, liability or other insurance (including title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to the affairs of CVC-PEF, in each case, to the extent such costs, expenses and amounts relate to claims or matters that are otherwise entitled to indemnification under applicable law;

(xxviii) all other extraordinary fees, costs and expenses relating to any CVC-PEF entity and/or any Investments;

(xxix) all fees, costs and expenses incurred in connection with any amendments, restatements or other modifications to one or more Fund Documents, including where such amendment, restatement or other modification is incurred in relation to compliance with applicable laws and regulations (including in relation to environmental, social and governance and climate change related matters) and, the operation, and administration of CVC-PEF generally and the termination, winding-up and liquidation of any CVC-PEF entity, together with any fees, costs, expenses and liabilities (together with any VAT) in relation to the interpretation of the Memorandum or the Fund Documents;

(xxx) Organizational and Offering Expenses; provided, that any Organizational and Offering Expenses and Fund Expenses may be apportioned to, and borne solely by, the investors participating in the Fund, Feeder Funds, Parallel Funds and/or Intermediate Entities, as applicable, or be allocated among the Fund, Feeder Funds, Parallel Funds and/or Intermediate Entities as determined by the General Partner in its reasonable discretion;

(xxxi) all costs and expenses of the Fund and its affiliates in connection with any warehoused investment;

(xxxii) any fees, costs and expenses charged, attributed or allocated in respect of the provision of in-house services (including any related costs incurred in connection therewith) by the Investment Adviser or its Affiliates, including, without limitation, administrative, accounting (including tax services (e.g., tax compliance, tax oversight and tax structuring)), legal, data infrastructure and science, regulatory, reporting, risk management and monitoring, information technology, hedging, currency and treasury management, transfer pricing, and similar services, to or for the benefit of CVC-PEF, including, without limitation, allocable portions of compensation or other fees paid to personnel in relation to the provision of, and other overhead costs allocable to, such services. For the avoidance of doubt, the immediately preceding sentence shall not limit or reduce the Management Fee (including any interest thereon) payable to the Investment Adviser or its Affiliate; and

(xxxiii) any other fees, costs and expenses related to CVC-PEF’s operations, including any other out-of-pocket and/or third party expenses that the General Partner determines to be allocable to the Fund.

(b) Fund Expenses relating to Investments shall generally be allocated among the Fund and other CVC Funds (including Comparable Funds) in a manner the General Partner determines to be fair and reasonable. Fund Expenses may be paid out of any funds of the Fund (or of any Feeder Funds, Parallel Funds and/or Intermediate Entities) in a manner reasonably determined by the General Partner. If the Fund (or any Feeder Funds, Parallel Funds and/or Intermediate Entities) invests alongside or in a CVC Fund, any expenses that are payable in accordance with the governing terms of such CVC Fund shall be deemed payable by the Fund (or any Feeder Funds, Parallel Funds or Intermediate Entities) pursuant to this Agreement (with respect to the Fund’s (and/or any Feeder Funds’, Parallel Funds’ and/or Intermediate Entities’) allocable portion of such expenses). The General Partner also may cause the Fund (and/or any Feeder Funds, Parallel Funds and/or Intermediate Entities) to borrow funds to pay operating expenses pursuant to Section 4.1(c).

(c) Any amounts paid by the Fund or resulting from any instrument or other arrangement designed to hedge or reduce one or more risks associated with an Investment shall be considered a Fund Expense relating to such Investment or may be capitalized as part of the acquisition price of such Investment.

Section 6.4. Certain Expenses. Notwithstanding anything herein to the contrary, the General Partner shall, to the extent applicable and in the General Partner’s sole discretion, specially allocate to a Feeder Fund (including any Feeder Fund investor) any Fund Expenses and any other expenses, obligations, indemnities or liabilities, contingent or otherwise, of the Fund relating to such Feeder Fund, as the case may be, it being understood that any such expenses, obligations, indemnities or liabilities relating to a Feeder Fund shall be borne indirectly solely by the Feeder Fund investors (pro rata based on such Feeder Fund investor’s interest in such Feeder Fund) and that the obligations of the other Unitholders hereunder in respect of such obligations, indemnities or liabilities shall not in any way be increased as a result thereof. The General Partner may, to the extent applicable, hold all or any portion of any Subscription made by a Feeder Fund pursuant to the preceding sentence in reserve and apply such amounts any time to satisfy any such expenses, obligations, indemnities or liabilities, contingent or otherwise, relating to such Feeder Fund.

Article VII

Books and Records and Reports to Unitholders

Section 7.1. Books and Records.

(a) The General Partner shall keep or cause to be kept complete and appropriate records and books of account. Except as otherwise expressly provided herein, the books and records of the Fund shall be maintained in accordance with U.S. generally accepted accounting principles, consistently applied, and shall be maintained for at least five (5) years following the termination of the Fund. The books and records shall be maintained or caused to be maintained at the principal office of the Fund.

(b) Notwithstanding any provision of this Agreement or the Act to the contrary and pursuant to Section 17-305 of the Act, The Unitholders shall, to the fullest extent permitted by law, only have such right to obtain information about the Fund or its investments, or access to the books and records of the Fund, as expressly provided in Sections 7.2 and 7.3. No act of the Fund, the General Partner, the Investment Adviser or any other Person that results in a Unitholder being furnished any such information shall confer on such Unitholder or any other Unitholder the right in the future to receive such or similar information or constitute a waiver of, or limitation on, the Fund’s ability to enforce the limitations set forth in the first sentence of this Section 7.1(b). The Unitholders hereby acknowledge that pursuant to Section 17-305(f) of the Act, the rights of a Unitholder to obtain information from the

Fund shall be limited to only those rights expressly provided for in this Agreement, and that any other rights provided under Section 17-305(a) of the Act shall not be available to the Unitholder or applicable to the Fund.

Section 7.2. Income Tax Information. The General Partner shall prepare and send, or cause to be prepared and sent, to each Person who was a Unitholder at any time during a Fiscal Year copies of such information as may be required for U.S. federal, state or local income tax reporting purposes, including copies of Schedule K-1 or any successor schedule or form, for such Person. The General Partner will use reasonable efforts to cause the Fund to provide to each of the Unitholder’s U.S. Internal Revenue Service Schedules K-1 (Form 1065) and K-3 (Form 1065) in relation to the Fund for each taxable year on or before March 31st of the succeeding taxable year. For the avoidance of doubt, delivery of a Unitholder’s Schedule K-1 (Form 1065) and K-3 (Form 1065) to the financial intermediary through which such Unitholder was placed into the Fund shall be deemed to be delivery to such Unitholder for purposes of this Section 7.2. For the avoidance of doubt, the General Partner has the exclusive authority to file (or cause to be filed) a tax return for the Fund.

Section 7.3. Reports to Unitholders.

(a) Within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Fund (subject to reasonable delays in the event of the late receipt of any necessary financial information from any portfolio company as permitted under applicable law), the General Partner shall make available to each Person who was a Unitholder during such period a quarterly report and unaudited financial statements of the Fund (which may be prepared on a combined basis with respect to the Fund and/or any Feeder Funds, Parallel Funds, and Intermediate Entities and their respective alternative vehicles). The filing of a Form 10-Q with the U.S. Securities and Exchange Commission that is made available on the Fund’s website will be deemed to satisfy this obligation.

(b) Within one hundred twenty (120) days (subject to reasonable delays in the event of the late receipt of any necessary financial information from any portfolio company) after the end of each Fiscal Year of the Fund, the General Partner shall make available to each Person who was a Unitholder during such Fiscal Year an annual report and audited financial statements for the Fund (which may be prepared on a combined basis with respect to the Fund and any Feeder Funds, Parallel Funds, and Intermediate Entities and their respective alternative vehicles) prepared in accordance with U.S. generally accepted accounting principles. The filing of a Form 10-K with the U.S. Securities and Exchange Commission that is made available on the Fund’s website will be deemed to satisfy this obligation.

Section 7.4. Fund Informational Meetings. The General Partner may (but shall not be required to) hold, from time to time, general informational meetings with the Unitholders, which may be telephonic.

Article VIII

Transfers, Withdrawals and Default

Section 8.1. Transfer of the General Partner. Except as otherwise provided in this Agreement (including, without limitation, Section 4.1(c)(ii)), without the consent of a majority of the Independent Directors, the General Partner shall not have the right to assign, pledge, charge or otherwise transfer all or any portion of its General Partner Interest; provided, that without the consent of the Unitholders or a majority of the Independent Directors, the General Partner may, at the General Partner’s expense, be reconstituted as or converted into a corporation, partnership or other form of entity (any such reconstituted or converted entity being deemed to be the General Partner for all purposes hereof) by merger, consolidation, conversion or otherwise, or assign, pledge, charge or otherwise transfer all or any portion of its interest as the general partner of the Fund to one or more of its Affiliates so long as (i) such reconstitution, conversion or transfer does not have material adverse tax or legal consequences for the Unitholders, (ii) such Affiliate is under substantially the same Control as the General Partner prior to such transfer and (iii) in the case of a transfer of all of its General Partner Interest, such other entity shall have assumed in writing the obligations of the General Partner under this Agreement, the Subscription Agreements and any other related agreements of the General Partner, and in connection with such transfer the General Partner may convert all or any portion of its interest as the general partner of the Fund to a limited partner interest in the Fund. In the event of an assignment or other transfer of all of its interest as a general partner of the Fund in accordance with this Section 8.1, upon execution of a counterpart to this Agreement or an instrument pursuant to which the transferee agrees to adhere to and be bound by the terms of this Agreement, its assignee or transferee shall be substituted in its place and admitted as general partner of the Fund effective immediately prior to such assignment or other transfer and such successor is hereby authorized to and shall continue the Fund without dissolution, and immediately thereafter the General Partner shall withdraw as a general partner of the Fund and cease to be a general partner of the Fund. The foregoing provisions of this Section 8.1 shall not prevent the General Partner from assigning by way of security or otherwise pledging or granting security over its rights under this Agreement pursuant to the terms of any transaction contemplated by Sections 4.1(c) and 4.1(e) or otherwise as permitted by this Agreement.

Section 8.2. Assignments/Substitutions or Withdrawals by Unitholders.

(a) A Unitholder may not directly or indirectly sell, exchange, assign, mortgage, hypothecate, pledge or otherwise transfer its Units (or any interest therein) in whole or in part to any Person (an “Assignee”) unless:

(i) such assignment or transfer would not require registration under, or violate the Securities Act or any state securities or “Blue Sky” laws applicable to the Fund or the Units to be assigned or transferred;

(ii) the transferee meets the investor eligibility requirements established by the Fund from time to time as set forth under the terms of the Subscription Agreement;

(iii) such assignment or transfer would not cause the Fund to lose its status as a partnership for U.S. federal income tax purposes or cause the Fund to be required to register under the 1940 Act;

(iv) such assignment or transfer would not otherwise cause the Fund to violate any applicable law, regulation, court order or judicial decree;

(v) such assignment or transfer would not cause (y) all or any portion of the assets of the Fund to constitute “plan assets” for purposes of Title I of ERISA, Section 4975 of the Code or any applicable Similar Law of any existing or prospective Unitholder, and (z) the General Partner (or other Persons responsible for the operation of the Fund and/or investment of Fund’s assets) to become a fiduciary with respect to any existing or prospective Unitholder, pursuant to ERISA, any applicable Other Plan Law or otherwise;

(vi) such assignment or transfer would not cause the Fund to be treated as a “publicly traded partnership” taxed as a corporation within the meaning of Section 7704 of the Code and the regulations promulgated thereunder; and

(vii) such assignment or transfer would not otherwise cause the Fund or any portfolio company to violate any applicable law.

(b) To transfer its Units, a Unitholder shall provide sixty (60) calendar days’ notice to the General Partner, or such reasonably shorter period as agreed to by the General Partner (such period, the “Notice Period”), and submit an executed form to the transfer agent and the Fund, which form shall be provided by the transfer agent upon request. Such transfer will be recorded on the books and records of the Fund and be effective as of the first calendar day of the quarter immediately following the end of the Notice Period. Each transferor agrees that it will pay all reasonable costs and expenses incurred by the Fund and the General Partner in connection with such transfer, including, without limitation, attorneys’ and accountants’ fees incurred by the Fund and any transfer, stamp, documentary or other similar taxes in connection with a transfer of Units by such transferor, including in connection with any in-house legal, administrative, accounting, finance, tax, compliance or other similar services provided by the Fund, the General Partner, the Investment Adviser or their respective Affiliates related to such transfer. Such expenses shall be due and payable on the day the transferee is admitted to the Fund as a substitute Unitholder. A transferee shall be admitted as a Unitholder of the Fund upon satisfaction of conditions in this Section 8.2 or otherwise deemed by the General Partner.

(c) The General Partner may prohibit any assignment, transfer or substitution (and may not recognize any such assignment, transfer or substitution) if the General Partner believes that such assignment, transfer or substitution would cause the Fund to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the regulations promulgated thereunder.

(d) As a condition to the General Partner’s ability to reject a transfer where there would be a “substantial built in loss” within the meaning of Section 743(d) of the Code immediately after such transfer, as determined by the General Partner in its sole discretion, the General Partner may require the transferring Unitholder to provide any information reasonably necessary for any required adjustment to the basis of Fund property under Section 743 of the Code (it being understood that the assignee and assignor shall be responsible for the costs and other expenses associated with such required basis adjustment as reasonably determined by the General Partner).

(e) The General Partner and/or its Affiliates may acquire Units of a transferring Unitholder as a transferee and such Units may be converted to Class C Units or Class G Units in the sole discretion of the General Partner.

(f) For the avoidance of doubt, subject to the terms of this Section 8.2, the Special Limited Partner shall have the right to transfer to any of its Affiliates all or any portion of its Special Limited Partnership Interest without the consent of the Unitholders, and in connection with such transfer the Special Limited Partner may convert or continue to hold all or any portion of its interest as a Unitholder in the Fund.

(g) To the fullest extent permitted by law, any attempted assignment or substitution not made in accordance with this Section 8.2 shall be cancelled and of no force or effect.

Section 8.3. Further Actions. The General Partner may cause this Agreement to be amended to reflect as appropriate the occurrence of any of the transactions referred to in this Article VIII.

Section 8.4. Withdrawals Generally. Except as expressly provided in this Agreement, or otherwise agreed to by the General Partner, no Unitholder shall have the right to withdraw from the Fund or to withdraw any part of its Capital Account.

Section 8.5. Required/Elective Withdrawals.

(a) A Unitholder (other than the General Partner) may be required to withdraw from the Fund in whole or in part, or the General Partner may determine, in its sole discretion, to convert a Unitholder’s Units, if in the reasonable judgment of the General Partner: (i) (a) all or any portion of the assets of the Fund may be characterized as assets of a Plan for purposes of the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, or pursuant to any applicable Similar Law, whether or not such Limited Partner is subject to ERISA, the Code or any Similar Law without such withdrawal or (b) the General Partner (or other Persons responsible for the operation of the Fund and/or investment of the Fund’s assets) may be considered a fiduciary with respect to any Unitholder (other than the General Partner), for purposes of the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA, Section 4975 of the Code or any applicable Other Plan Law; (ii) the Fund or any Unitholder is reasonably likely to be subject to any requirement to register under the 1940 Act or any other securities laws of any jurisdiction; (iii) a significant delay, extraordinary expense or material adverse effect on the Fund or any of its Affiliates, any Unitholders, any portfolio company, Investment or any prospective investment is likely to result; provided, that any such Unitholder (other than the General Partner) shall remain liable to the Fund to the extent of any breach of a representation or covenant made by such Unitholder (other than the General Partner) to the Fund or the General Partner arising out of or relating to such withdrawal; (iv) in the General Partner’s sole and absolute discretion, a violation of or non-compliance with any law, rule or regulation (which may include any anti-money laundering or anti-terrorist financing laws, rules, regulations, directives or special measures) applicable to the Fund (including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the U.S. International Money Laundering Abatement and the Anti-Terrorist Financing Act of 2001 and FATCA) or any material adverse effect on the Fund or any Unitholder is likely to result from such Unitholder’s (other than the General Partner) continued interest in the Fund; (v) holding by such Unitholder in a particular class has fallen below the minimum account balance, where such Unitholder does not meet or ceases to meet investor eligibility criteria and conditions set out in the Memorandum (including with respect to a specific class), or Unitholders (or the relevant underlying investor(s)) are not otherwise entitled to acquire or possess these Units; (vi) the Units have vested in any Person by operation of law as a result of the death, divorce, dissolution, termination, bankruptcy, insolvency or adjudicated incompetence of the Unitholder (other than the General Partner); (vii) continued ownership of the Units by a Unitholder (other than the General Partner) may be harmful or injurious to the business or reputation of the Fund, the General Partner, the Investment Adviser, CVC or any of their Affiliates, or may subject the Fund or any Unitholder (other than the General Partner) to an undue risk of adverse tax or other fiscal or regulatory consequences; (viii) any of the representations and warranties made by a Unitholder (other than the General Partner) or other Person in connection with the acquisition of Units was not true when made or has ceased to be true; (ix) the Unitholder is or becomes a Sanctions Restricted Person, or (x) it would be in the interest of the Fund for the Fund to redeem the Units.

(b) Withdrawals pursuant to this Section 8.5 will be effected by the Fund’s purchase of such Unitholder’s Units (or a portion thereof, as applicable) at the Net Asset Value of such Units at the time of withdrawal. No consent of, or execution of any document by, such Unitholder shall be needed to effect the purchase of the Units pursuant to this Section 8.5.

(c) Unless the General Partner determines otherwise in its sole discretion, the effective date of any withdrawal pursuant to this Section 8.5 shall be the last day of the month in which notice of such withdrawal was given pursuant to this Section 8.5.

Section 8.6. Redemption of Units. Notwithstanding Section 8.4, the General Partner shall cause the Fund to establish a Redemption Program by which the Fund voluntarily redeems Units (other than Class C Units acquired by CVC Entities as payment of the Management Fee and/or Incentive Allocation) from Unitholders from time to time as set forth in Annex B; provided, that such redemptions do not impair the capital or operations of the Fund or cause the Fund to become subject to tax as a Corporation. The General Partner may amend or suspend the Redemption Program if in its reasonable judgment it deems such action to be in the Fund’s best interest, including, but not limited to, for tax, regulatory or other structuring reasons.

Article IX

Duration and Termination of the Fund

Section 9.1. Duration.

(a) The Fund shall continue until it is dissolved upon (i) a determination made by the General Partner at any time in its sole discretion that the dissolution and winding up of the Fund is in the best interests of the Fund, (ii) a GP Event of Withdrawal, (iii) the termination, dissolution or withdrawal of the General Partner, (iv) a Cause Event together with the consent of 75% in Interest to dissolve the Fund, (v) any time as there are no Unitholders of the Fund, unless the business of the Fund is continued in accordance with the Act, or (vi) the entry of a decree of judicial dissolution of the Fund pursuant to Section 17-802 of the Act.

Section 9.2. Termination.

(a) Upon dissolution of the Fund pursuant to Section 9.1, the General Partner or, if there is none, a Person approved by the Independent Directors to act as a liquidating trustee (the “Liquidating Trustee”) shall wind up the affairs of the Fund and proceed within a reasonable period of time to sell or otherwise liquidate the assets of the Fund. The Liquidating Trustee shall make distributions out of the Fund assets in the following manner and order:

(i) first, to the satisfaction of the expenses of the winding up, liquidation and dissolution of the Fund and all creditors of the Fund as required by the Act, either by the payment thereof or the making of reasonable provision therefor; and

(ii) second, to establish reserves, in amounts established by the General Partner or such liquidator, to meet other liabilities of the Fund (including the Management Fee, the Incentive Allocation and the Servicing Fee); and

(iii) third, to pay, in accordance with the terms agreed among them and otherwise on a pro rata basis, all creditors of the Fund that are Unitholders, either by the payment thereof or the making of reasonable provision therefor.

(b) The remaining proceeds, if any, plus any remaining assets of the Fund, shall be applied and distributed pro rata based on the aggregate Net Asset Value of Units held by each Unitholder by the end of the Fiscal Year during which the liquidation occurs or, if later, within ninety (90) calendar days after the date of such liquidation.

(c) The General Partner shall use its reasonable best efforts to reduce to cash and cash equivalent items such assets of the Fund as the General Partner or such liquidator shall deem it advisable to sell, subject to obtaining fair value for such assets and any tax, legal, contractual, market or other considerations (including legal restrictions on the ability of a Unitholder to hold any assets to be distributed in kind), over such time as is reasonably necessary to settle gradually and close the Fund’s business under the circumstances then applicable to the Fund.

(d) For purposes of the application of this Section 9.2 and determining Capital Accounts on liquidation, all unrealized gains, losses and accrued income and deductions of the Fund shall be treated as realized and recognized immediately before the date of distribution.

Article X

Capital Accounts and Allocations of Profits and Losses

Section 10.1. Capital Accounts.

(a) A separate capital account (the “Capital Account”) shall be established and maintained for each Unitholder in accordance with the principles and requirements set forth in Section 704(b) of the Code and the U.S. Treasury Regulations. The Capital Account of each Unitholder shall be credited with such Unitholder’s Subscriptions to the Fund, as well as any concurrent or subsequent contributions to capital, all Profits allocated to such Unitholder pursuant to Section 10.2 and any items of income or gain which are specially allocated pursuant to Section 10.3 or otherwise pursuant to this Agreement; and shall be debited with all losses allocated to such Unitholder pursuant to Section 10.2, any items of loss or deduction of the Fund specially allocated to such Unitholder pursuant to Section 10.3 or otherwise pursuant to this Agreement, and all cash and the Carrying Value of any property (net of liabilities assumed by such Unitholder and the liabilities to which such property is subject) distributed by the Fund to such Unitholder. To the extent not provided for in the preceding sentence, the Capital Accounts of the Unitholders shall be adjusted and maintained in accordance with the rules of U.S. Treasury Regulations Section 1.704-1(b)(2)(iv), as the same may be amended or revised. Any references in any section of this Agreement to the Capital Account of a Unitholder shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above. In the event of any transfer of any interest in the Fund in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. In furtherance of the foregoing and in accordance with U.S. Treasury Regulation Section 1.1061-3(c)(3)(ii)(B), the Fund shall, (i) calculate separate allocations attributable to (A) the Incentive Allocation and any other distribution entitlements that are not commensurate with capital contributed to the Fund, and (B) any distribution entitlements of the Unitholders that are commensurate with capital contributed to the Fund (in each case, within the meaning of U.S. Treasury Regulation Section 1.1061-3(c)(3)(ii)(B) and as reasonably determined by the General Partner), and (ii) consistently reflect each such allocation in its books and records. Any references in this Agreement to the Capital Account of a Unitholder shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above. In the event of any transfer of any Unit in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to transferred Units.

(b) No Unitholder shall be required to pay to the Fund or to any other Person the amount of any negative balance which may exist from time to time in such Unitholder Capital Account.

Section 10.2. Allocations of Profits and Losses. Except as otherwise provided herein, Profits, Losses and, to the extent necessary, individual items of income, gain, loss or deduction of the Fund shall be allocated among the Capital Accounts of the Unitholders in a manner that as closely as possible gives economic effect to the provisions of Articles III and IX and the other relevant provisions of this Agreement.

Section 10.3. Special Allocation Provisions. Notwithstanding any other provision in this Article X:

(a) Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain during any Fund taxable year, the Unitholders shall be specially allocated items of Fund income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to U.S. Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with U.S. Treasury

Regulations Section 1.704-2(f). This Section 10.3(a) is intended to comply with the minimum gain chargeback requirements in such U.S. Treasury Regulations Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in U.S. Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

(b) Qualified Income Offset. In the event any Unitholder unexpectedly receives any adjustments, allocations, or distributions described in U.S. Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Fund income and gain shall be specially allocated to such Unitholder in an amount and manner sufficient to eliminate the deficit balance in its Capital Account created by such adjustments, allocations or distributions as promptly as possible; provided, that an allocation pursuant to this Section 10.3(b) shall be made only to the extent that a Unitholder would have a deficit balance in its Adjusted Capital Account Balance in excess of such sum after all other allocations provided for in this Article X have been tentatively made as if this Section 10.3(b) were not in this Agreement. This Section 10.3(b) is intended to comply with the “qualified income offset” requirement of the Code and shall be interpreted consistently therewith.

(c) Gross Income Allocation. In the event any Unitholder has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Unitholder is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Unitholder is deemed to be obligated to restore pursuant to the penultimate sentences of U.S. Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Unitholder shall be specially allocated items of Fund income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 10.3(c) shall be made only if and to the extent that a Unitholder would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article X have been tentatively made as if Section 10.3(b) and this Section 10.3(c) were not in this Agreement.

(d) General Partner Expenses. To the extent, if any, that General Partner Expenses and any items of loss, expense or deduction resulting therefrom are deemed to constitute items of Fund loss or deduction rather than items of loss or deduction of the General Partner, such General Partner Expenses and other items of loss, expense or deduction shall be allocated 100% to the General Partner and the General Partner’s Capital Account shall be credited with the same amount.

(e) Payee Allocation. In the event any payment to any Person that is treated by the Fund as the payment of an expense is recharacterized by a taxing authority as a Fund distribution to the payee as a partner, such payee shall be specially allocated an amount of Fund gross income and gain as quickly as possible equal to the amount of the distribution.

(f) Nonrecourse Deductions. Nonrecourse Deductions shall be allocated to the Unitholders pro rata based on the number of Units held by each Unitholder.

(g) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated to the Unitholder who bears the economic risk of loss with respect to the liability to which such Partner Nonrecourse Deductions are attributable in accordance with U.S. Treasury Regulations Section 1.704-2(i).

(h) Special Allocations. Any special allocations of income, gain, loss, deduction or credit pursuant to Section 10.3(b) or (c) hereof shall be taken into account in computing subsequent allocations pursuant to this Article X, so that the net amount of any items so allocated and all other items allocated to each Unitholder shall, to the extent possible, be equal to the net amount that would have been allocated to each Unitholder if such allocations pursuant to Section 10.3(b) or (c) had not occurred.

Section 10.4. Tax Allocations. For income tax purposes only, each item of income, gain, loss and deduction of the Fund shall be allocated among the Unitholders in the same manner as the corresponding items of Profits and Losses and specially allocated items are allocated for Capital Account purposes; provided that in the case of any Fund asset the Carrying Value of which differs from its adjusted tax basis for U.S. federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated solely for income tax purposes in accordance with the principles of Sections 704(b) and (c) of the Code (in any manner determined by the General Partner) so as to take account of the difference between Carrying Value and adjusted basis of such asset. Notwithstanding the foregoing, the General Partner may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account such facts and circumstances as it deems reasonably necessary for this purpose. All matters concerning allocations for U.S. federal, state and local and non-U.S. income tax purposes, including accounting procedures, not expressly provided for by the terms of this Agreement will be determined by the General Partner. To the extent there is an adjustment by a taxing authority to any item of income, gain, loss, deduction or credit of the Fund (or an adjustment to any Unitholder’s distributive share thereof), the General Partner may reallocate the adjusted items among each Unitholder or former Unitholder (as determined by the General Partner) in accordance with the final resolution of such audit adjustment. In the event that the Units are redeemed pursuant to Section 8.5 or Section 8.6 of this Agreement, the General Partner may elect to allocate specifically for U.S. federal income tax purposes Profits or Losses (or items of income, gain, and loss, including items taxable at ordinary income rates and short- and long-term capital gains and losses) to any Unitholder whose Units are partially or fully redeemed (including a Unitholder whose Units are only partially redeemed) to the extent that the amount of the Unitholder’s tax basis attributable to such redeemed Units is greater or less than the amount the Unitholder received on redemption.

Section 10.5. Other Allocation Provisions. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with U.S. Treasury Regulations Section 1.704‑1(b) and shall be interpreted and applied in a manner consistent with such regulations. Section 10.2 to Section 10.5 may be amended at any time by the General Partner without the consent of any other Unitholder or any other Person, if necessary to maintain substantial economic effect in accordance with such regulations or to ensure that allocations are in accordance with the Unitholders’ interests in the Fund, in each case as reasonably determined by the General Partner and so long as any such amendment does not materially change the relative economic interests of the Unitholders.

Section 10.6. Tax Advances. Notwithstanding any other provision of this Agreement, each Unitholder hereby authorizes the Fund and the General Partner (or any of its Affiliates) to withhold and pay over, or otherwise pay, any withholding or other taxes payable or required to be deducted by the Fund, the General Partner or any of its Affiliates pursuant to the Code or any provision of U.S. federal, state, local or non-U.S. tax law with respect to such Unitholder or as a result of such Unitholder’s participation in the Fund. Any withholding referred to in this Section 10.6 may be made at the maximum applicable statutory rate under applicable law unless the General Partner has received evidence as required under law or satisfactory to the General Partner to the effect that a lower rate is applicable or that no withholding is applicable. Each Unitholder hereby agrees that neither the Fund nor any Unitholder will be liable to any other Unitholder for any excess taxes reasonably withheld in respect of a Unitholder’s Interest, and that a Unitholder’s recourse will be limited to a refund claim or other claim or action against the applicable taxing authority. To the extent the General Partner reasonably determines that the Fund (or any entity in which the Fund holds an interest) is required by law to withhold or to make tax payments on behalf of or with respect to any Unitholder or as a result of a Unitholder’s participation in the Fund (e.g., withholding taxes or taxes paid pursuant to Section 6225 or Section 1446(f) of the Code (it being understood, however, that the General Partner may rely upon and shall have no duty to independently verify any information provided to it by taxing authorities for the purpose of determining any such tax payments or withholdings hereunder)) (“Tax Advances”), the General Partner (or any entity in which the Fund holds an interest) may withhold or escrow such amounts and make such tax payments as so required. All Tax Advances made on behalf of a Unitholder will, at the option of the General Partner, (i) be promptly paid to the Fund by the Unitholder on whose behalf such Tax Advances were made (which payment will not constitute a capital contribution or reduce the Unpaid Capital Commitment of a Unitholder), (ii) be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Unitholder or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of winding up of the Fund’s assets otherwise payable to such Unitholder or the amount to be paid to such Unitholder pursuant to a redemption or (iii) be repaid by treating such Tax Advances with respect to such Unitholder as a redemption of Units at a price per Unit equal to the most recent Net Asset Value per Unit at the time of such Tax Advances, and such Units treated as redeemed shall be cancelled. Whenever the General Partner selects option (ii) pursuant to the preceding sentence for repayment of a Tax Advance by a Unitholder, for all other purposes of this Agreement such Unitholder will be treated as having received all distributions or redemption proceeds (whether before or upon liquidation of the Fund’s assets) unreduced by the amount of such Tax Advance. To the fullest extent permitted by law and unless otherwise agreed to in writing with the General Partner, each Unitholder hereby agrees to indemnify and hold harmless the Fund and the other Unitholders from and against any liability (including, without limitation, any liability for taxes, penalties, additions to tax or interest) with respect to income attributable to or distributions or other payments to such Unitholder. The foregoing indemnity obligation of each Unitholder shall survive the dissolution, winding up and termination of the Fund. In the event the Fund is being wound up and a liability is asserted by a governmental authority against the General Partner or any member or officer of the General Partner for Tax Advances made or required to be made, the General Partner shall have the right to be reimbursed from the Unitholder on whose behalf or as a result of whom such Tax Advance was made or required to be made. The obligations of a Unitholder set forth in this Section 10.6 shall survive the withdrawal of any Unitholder from the Fund, any transfer of a Unitholder’s Interest, and any other event that causes a Unitholder to cease to be a limited partner in the Fund.

Section 10.7. Tax Filings. Each Unitholder shall provide such cooperation and assistance, including but not limited to executing and filing forms or other statements, as is reasonably requested by the General Partner to enable the Fund or any entity in which the Fund owns a direct or indirect interest to satisfy any applicable tax reporting or compliance requirements or to qualify for an exception from or reduced rate of tax or other tax benefit or be relieved of liability for any tax.

Section 10.8. Tax Considerations. The General Partner will use reasonable efforts to cause the Fund to structure its direct and indirect investments in jurisdictions outside of the United States and to conduct the operations of the Fund so as to avoid any Unitholder (i) having a “permanent establishment” (or other taxable nexus) in any non-U.S. jurisdiction which causes the Unitholders to become subject to tax in any non-U.S. jurisdiction in respect of income not derived from the Fund, or to become subject to tax in any non-U.S. jurisdiction on a net income basis in respect of income derived from the Fund, or (ii) being required, in its own capacity, to file any tax returns in any non-U.S. jurisdiction (other than any such filings required to obtain refunds of amounts withheld or to avoid or reduce any rate of withholding), in each case solely as a result of the Unitholder having invested in the Fund.

Article XI

Miscellaneous

Section 11.1. Waiver of Accounting and Partition. Except as may be otherwise required by law in connection with the winding-up, liquidation and dissolution of the Fund, each Unitholder hereby irrevocably waives any and all rights that it may have to maintain an action for an accounting or for partition or similar action of any of the Fund’s property.

Section 11.2. [Reserved.]

Section 11.3. Amendments.

(a) Except as required by law, the terms and provisions of this Agreement may be modified, amended or waived at any time and from time to time with the written consent of the General Partner (including an amendment in the form of a merger, consolidation, conversion or similar transaction into a successor entity to the Fund); provided that any modification, amendment or waiver that is viewed by the General Partner in its sole discretion, as a whole together with all such modification, amendment or waiver, as having a material adverse effect on the Unitholders in the aggregate shall require the approval of the Independent Directors and will not take effect until the Unitholders have received notice of such modification, amendment or waiver (including through an Exchange Act report) and, following receipt of such notice, at least two (2) quarterly redemptions of Units have taken place.

(b) Notwithstanding the foregoing, this Agreement may be amended by the General Partner without the consent of any Unitholder, the Board or the Independent Directors (i) to address changes in tax, regulatory or other similar legislation, including changes in tax laws relating to “carried interest,” which adversely affect the U.S. federal, state or local tax treatment of the Incentive Allocation distributions to the Special Limited Partner or its direct or indirect owners and which would not add to the obligations (including any tax liabilities) of any Unitholder or otherwise alter any of the rights (including entitlements to distributions or any other economic rights) of such Unitholder and (ii) to structure or restructure the Units (including, without limitation, by merger, consolidation, conversion or a similar transaction) as a separate “series” of partnership interests of the Fund pursuant to Section 17-218 of the Act.

(c) Alternatively, in the case of any consent sought by the General Partner under this Agreement (including, without limitation, with respect to any proposed amendment of this Agreement or any anticipated “assignment” (within the meaning of the Advisers Act) by the General Partner of its Units or by the Investment Adviser of the Advisory Agreement), the General Partner may also determine that the consent of any percentage in Units of the Unitholders may also be given and/or obtained as follows.

(i) At least forty-five (45) days prior to the proposed effective date of such consent, the General Partner shall give written notice to each Unitholder of such matter and shall request such Unitholder to indicate in writing whether or not it consents thereto. If any Unitholder has not indicated in writing within thirty (30) days (or such longer period as the General Partner may specify in its sole discretion) after such notice whether or not it consents to such matter, the General Partner shall promptly provide a second notice to such Unitholder of such matter and shall again request such Unitholder to indicate in writing whether or not it consents thereto and shall prominently state in such second notice that if the Unitholder does not indicate in writing within 14 days (or such longer period as the General Partner may specify in its sole discretion) after such second notice (the end of such fourteenth (14) day or longer period after such notice, the “Notice Date”) whether or not it consents to such matter, such Unitholder shall be deemed to have consented to such amendment. Any Unitholder that does not indicate whether or not it consents to such matter by the Notice Date shall be deemed to have consented to such matter. At any time on or prior to the Notice Date, a Unitholder may indicate that it does or does not consent to such matter, but after the Notice Date, any indication by a Unitholder that it does not consent to such matter shall not be effective for purposes of the foregoing.

(ii) The consent of a particular percentage of Net Asset Value represented by Units of the Unitholders with respect to such matter shall have been received if at any time prior to the Notice Date, Unitholders representing such percentage in Units of the Unitholders have affirmatively consented to such matter or if as of the Notice Date, Unitholders representing such percentage in Units of the Unitholders have either affirmatively consented to such matter or are deemed to have consented to such matter as provided above.

(d) Notwithstanding the foregoing, the General Partner shall have the right to amend this Agreement without the approval of the Independent Directors to the extent the General Partner reasonably determines, based upon written advice of tax counsel to the Fund, that the amendment is necessary to provide assurance that the Fund will not be treated as a “publicly traded partnership” taxed as a Corporation.

(e) The General Partner shall have the right, on or before the effective date of final regulations, to amend, as determined by the General Partner in good faith, this Agreement to provide for (i) the election of a safe harbor under U.S. Treasury Regulations Section 1.83-3(l) (or any similar provision) under which the fair market value of any Units that are transferred in connection with the performance of services is treated as being equal to the liquidation value of that interest, (ii) an agreement by the Fund and all of its Unitholders to comply with the requirements set forth in such regulations and IRS Notice 2005-43 (and any other guidance provided by the IRS with respect to such election) with respect to all Units transferred in connection with the performance of services while the election remains effective, and (iii) any other amendments reasonably related thereto or reasonably required in connection therewith; provided, that, if such amendment, in the General Partner’s reasonable opinion, would be materially adverse to the economic interests of the Unitholders, such amendment will require the consent of each Unitholder materially adversely affected thereby.

(f) Upon obtaining such approvals required by this Agreement and without any further action or execution by any other Person, including any Unitholder, (i) any amendment, restatement, modification or waiver of this Agreement shall be implemented and reflected in a writing executed solely by the General Partner which shall be provided to the Unitholders pursuant to Section 11.6 herein and (ii) Unitholders, and any other party to this Agreement, shall be deemed a party to and bound such amendment, restatement, modification or waiver of this Agreement.

Section 11.4. Entire Agreement. This Agreement and the other agreements referred to herein (including any other agreements between the General Partner or the Fund and a Unitholder) constitute the entire agreement among the Unitholders with respect to the subject matter hereof and supersede any prior agreement or understanding among or between them with respect to such subject matter. The representations and warranties of the Unitholders in, and the other provisions of, the Subscription Agreements shall survive the execution and delivery of this Agreement. Notwithstanding the provisions of this Agreement, including Section 11.3, or of any Subscription Agreement, it is hereby acknowledged and agreed that the General Partner on its own behalf or on behalf of the Fund without the approval of any Unitholder or any other Person may enter into a written agreement to or with a Unitholder or Feeder Fund Investor which has the effect of establishing rights under, or altering or supplementing the terms of, this Agreement or of any Subscription Agreement. The parties hereto agree that any terms contained in such written agreement to or with a Unitholder or Feeder Fund Investor shall govern with respect to such Person notwithstanding the provisions of this Agreement or of any Subscription Agreement.

Section 11.5. Severability. Each provision of this Agreement shall be considered severable and if for any reason any provision which is not essential to the effectuation of the basic purposes of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable and contrary to the Act or existing or future applicable law, such invalidity shall not impair the operation of or affect those provisions of this Agreement which are valid. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

Section 11.6. Notices.

(a) Any notice to any Unitholder shall be at the address or electronic mail address of such Unitholder set forth in such Unitholder’s Subscription Agreement or such other mailing address or electronic mail address of which such Unitholder shall advise the General Partner or transfer agent in writing. Any notice to the Fund or the General Partner shall be sent to the sources listed in the Memorandum or as directed on the Fund’s website or other investor resources. The General Partner may at any time change the location to which notices to the Fund or the General Partner shall be directed. Notice of any such change shall be given to the Unitholders on or before the date of any such change.

(b) Any notices, reports or communications that may or are required to be given hereunder (and/or by or pursuant to applicable law) shall be deemed to have been duly given if (i) personally delivered, when received; (ii) sent by United States Post Office’s Express Mail or by another recognized overnight courier service on the second following Business Day (or third following Business Day if mailed outside the United States); (iii) delivered by electronic mail, when received; or (iv) posted on a password protected website maintained by the Fund or its Affiliates and for which any Unitholder has received confirmation of such posting and access instructions by electronic mail, when such confirmation is sent.

Section 11.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. In particular, the Fund is formed pursuant to the Act, and the rights and liabilities of the Unitholders shall be as provided therein, except, to the maximum extent permitted by law, as herein otherwise expressly provided.

Section 11.8. Jurisdiction; Venue; Trial by Jury.

(a) Any action or proceeding against the parties relating in any way to this Agreement may be brought and enforced in the courts of the State of Delaware, to the extent subject matter jurisdiction exists therefor, of the United States for the District of Delaware, and the parties irrevocably submit to the jurisdiction of both such courts in respect of any such action or proceeding. The parties irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such action or proceeding in the courts of the State of Delaware or the United States District Court for the District of Delaware and any claim that any such action or proceeding brought in any such court has been brought in any inconvenient forum.

(b) Each Unitholder and the Fund waives, and covenants that such Unitholder and the Fund shall not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any forum in respect of any issue, claim or proceeding arising out of this Agreement or the subject matter hereof or in any way connected with the dealings of any Unitholder or the Fund or any of its Affiliates in connection with any representation, warranty, covenant or agreement contained in this Agreement or any transaction contemplated by this Agreement, in each case whether now existing or hereafter arising and whether in contract, tort or otherwise. The Fund or any Unitholder may file an original counterpart or a copy of this Section 11.8(b) with any court in any jurisdiction as written evidence of the consent of the Unitholders to the waiver of their respective rights to trial by jury.

Section 11.9. Successors and Assigns.

(a) Except (i) with respect to the rights of Indemnified Parties and CVC hereunder and (ii) with respect to the provisions of Section 4.1(c) and 4.1(e), any lender that provides financing in accordance with Section

4.1(c), none of the provisions of this Agreement shall be for the benefit of or enforceable by the creditors of the Fund or other third parties. This Agreement shall be binding upon and inure to the benefit of the Unitholders, the Initial Unitholder and their legal representatives, heirs, successors and permitted assigns.

(b) To the fullest extent permitted by law, and notwithstanding any term of this Agreement, the consent of or notice to any Person who is not a party to this Agreement shall not be required for any termination, rescission or agreement to any variation, waiver, assignment, novation, release or settlement under this Agreement at any time.

Section 11.10. No Waiver. No failure on the part of the General Partner to exercise, and no delay on its part in exercising, any right or remedy under this Agreement shall operate as a waiver of such right or remedy, nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies provided by law.

Section 11.11. Counterparts and Execution. This Agreement (or any agreement, document or notice required or permitted by this Agreement, or any amendment to this Agreement) and any additional information incidental thereto may be presented, delivered executed and/or maintained in as many counterparts as necessary or convenient, including both counterparts that are executed on paper and counterparts that are electronic records and executed electronically, and each executed counterpart shall be deemed an original. All such counterparts shall constitute one and the same document. For the avoidance of doubt, a Person’s execution and delivery of this Agreement (or any agreement, document or notice required or permitted by this Agreement, or any amendment to this Agreement) by electronic signature and/or electronic transmission shall constitute the execution and delivery of a counterpart of the executed document by or on behalf of such Person and shall bind such Person to its terms. The authorization under this paragraph may include, without limitation, a manually signed paper document which has been converted into electronic form (such as scanned into PDF format or transmitted via facsimile), or an electronically signed document converted into another format, for transmission, delivery and/or retention. Any Person executing and delivering this Agreement or any document electronically further agrees to take any and all reasonable additional actions, if any, evidencing its intent to be bound by the terms of this Agreement or other such document, as may be reasonably requested by the General Partner.

Section 11.12. Headings, Internal References. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for convenience and reference purposes only and shall not be deemed to alter or affect in any way the meaning or interpretation of any provisions of this Agreement. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

Section 11.13. Interpretation.

(a) Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine or the neuter gender shall include the masculine, the feminine and the neuter. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(b) Whenever in this Agreement a Person is permitted or required to make a decision (i) in its “sole discretion”, “sole and absolute discretion” or “discretion” or under a grant of similar authority or latitude, the Person shall be entitled to consider any interests and factors as it desires, including its own interests and shall, to the fullest extent permitted by law, have no duty or obligation to give any consideration to any interest of or factor affecting the Fund or any other Person, or (ii) in its “good faith” or under another express standard, the Person shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise, and, in connection with the foregoing, the term “good faith” means subjectively acting with faithfulness to the scope, purpose and terms of this Agreement. In no way does this Section 11.13(b) eliminate or modify the General Partner’s implied contractual covenant of good faith and fair dealing.

(c) Whenever in this Agreement a Person is permitted or required to provide its written consent in respect of a matter, such written consent may, if determined by the General Partner, be evidenced by electronic mail.

Section 11.14. Fund Tax Treatment. The Unitholders intend for the Fund to be treated as a partnership for U.S. federal income tax purposes and no election to the contrary shall be made unless the General Partner in its sole discretion determines that other treatment or election is in the best interest of the Fund.

Section 11.15. Counsel to the Fund. Counsel to the Fund may also be counsel to the General Partner and its Affiliates. The General Partner may execute on behalf of the Fund and the Unitholders any consent to the representation of the Fund that counsel may request pursuant to the New York Rules of Professional Conduct or similar rules in any other jurisdiction (“Rules”). The Fund has initially selected Simpson Thacher & Bartlett LLP (the “Fund Counsel”) as legal counsel to the Fund. Each Unitholder acknowledges that the Fund Counsel does not represent any Unitholder in connection with such Unitholder’s or any other Unitholder’s investment in the Fund, any matters that may arise out of the organization of the Fund, the offering of Units in the Fund, the management, operation and investment activities of the Fund and any other Fund matters (except in the absence of a clear and explicit agreement to such effect between the Unitholder and the Fund Counsel (and that only to the extent specifically set forth in that agreement)), and that in the absence of any such agreement the Fund Counsel shall owe no duties directly to a Unitholder. In the event any dispute or controversy arises between any Unitholder and the Fund, or between any Unitholder or the Fund, on the one hand, and the General Partner (or an Affiliate thereof) that the Fund Counsel represents, on the other hand, then each Unitholder agrees that the Fund Counsel may represent either the Fund or the General Partner (or its Affiliate), or both, in any such dispute or controversy to the extent permitted by the Rules, and each Unitholder hereby consents to such representation and waives any conflicts arising out of such representation, claims of attorney-client privilege or other basis for opposing Fund Counsel’s playing this role or seeking to disqualify Fund Counsel to the maximum extent permitted by the Rules. Each Unitholder further acknowledges that, regardless of whether the Fund Counsel has in the past represented such Unitholder with respect to other matters, the Fund Counsel has not represented the interests of any Unitholder in the preparation and negotiation of this Agreement. In addition, Fund Counsel does not undertake to monitor the compliance of the General Partner and its Affiliates with the investment program, valuation procedures and other guidelines and terms set forth in any marketing materials or the Memorandum delivered to the Unitholders and this Agreement, nor does Fund Counsel monitor compliance with applicable laws. Fund Counsel does not investigate or verify the accuracy and completeness of information set forth in any marketing materials or the Memorandum concerning the Fund, the General Partner and their respective Affiliates and other Persons.

Section 11.16. Compliance with Anti-Money Laundering and Sanctions Requirement. Notwithstanding any other provision of this Agreement to the contrary, the General Partner, in its own name and on behalf of the Fund, shall be authorized without the consent of any Person, including any other Unitholder, to take such action (including requiring any Unitholder to provide it or its designees (including an administrator, transfer agent or counsel) with such information) as it determines to be necessary or advisable (A) to comply with any Sanctions Laws and Regulations, anti-money laundering or anti-terrorist laws, rules, regulations, directives or special measures, including the actions contemplated by the Subscription Agreements (B) to cure or mitigate any concerns arising out of activity that, in the General Partner’s reasonable determination, (i) is suspicious activity or (ii) could involve a specified unlawful activity (as defined in 18 USC § 1956 or any successor statute thereto) or equivalent offenses under other applicable anti-money laundering laws by any Unitholder or (C) respond to requests for information concerning the identity of any Unitholder from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering or Sanctions Laws and Regulation compliance procedures. If a Unitholder does not provide such information reasonably promptly upon the General Partner’s request, then the General Partner may “freeze” such Unitholder’s Capital Account (e.g., by prohibiting additional capital contributions from the Unitholder or suspending other rights the Unitholder may have under this Agreement (or any related agreement)) until such information is provided to the General Partner’s reasonable satisfaction. For purposes of the foregoing, the term “suspicious activity” shall have the meaning ascribed under the Bank Secrecy Act of 1970, as amended, and any implementing regulations.

Section 11.17. Confidentiality.

(a) Except as otherwise required by law, including, without limitation, any public disclosure law relating to governmental entities, each Unitholder will maintain the confidentiality of information which is Non-Public Information received by such Unitholder pursuant to this Agreement in accordance with such procedures as it applies generally to information of this kind, and shall use such Non-Public Information solely in connection with monitoring such Unitholder’s investment in the Fund or otherwise with respect to their Units and agrees in that regard not to trade in securities on the basis of any such information. All communications between the General Partner or the Investment Adviser, on the one hand, and any Unitholder, on the other, shall be presumed to include confidential, proprietary, trade secret and other sensitive information; provided, that the foregoing shall not limit the ability of any

Unitholder to furnish any such information to (i) its Affiliates or advisors or (ii) examiners, auditors, inspectors, attorneys, or persons with similar responsibilities or duties of a nationally recognized industry self-regulatory association, federal or state regulatory body or federal, state or local taxation authority; provided, further, that such Unitholder shall be liable to the Fund and the General Partner for any such Affiliate’s or advisor’s failure to comply with the foregoing (unless such Unitholder receives a written undertaking from such Affiliate or advisor to maintain the confidentiality of such information). The Unitholders hereby acknowledge that pursuant to Section 17-305(f) of the Act the rights of a Unitholder to obtain information from the Fund shall be limited to only those rights expressly provided for in this Agreement, and that any other rights provided under Section 17-305(a) of the Act shall not be available to the Unitholders or applicable to the Fund.

(b) Notwithstanding anything in this Agreement to the contrary, to comply with U.S. Treasury Regulations Section 1.6011-4(b)(3), each Unitholder (and any employee, representative or other agent of such Unitholder) may disclose to any and all Persons, without limitation of any kind, the U.S. federal tax treatment and tax structure of the Fund or any transactions contemplated by the Fund, it being understood and agreed, for this purpose (i) the name of, or any other identifying information regarding, (A) the Fund or any existing or future investor (or any Affiliate thereof) in the Fund, or (B) any investment or transaction entered into by the Fund, (ii) any performance information relating to the Fund or its Investments or (iii) any performance or other information relating to other investments sponsored by the General Partner, the Investment Adviser or their Affiliates, does not constitute such tax treatment or structure information.

(c) In order to preserve the confidentiality of certain information disseminated by the General Partner or the Fund under this Agreement that a Unitholder is entitled to receive pursuant to the provisions of this Agreement, including, but not limited to, quarterly, annual and other reports (other than the IRS Forms 1065, Schedule K-1s), and information provided at the Fund’s informational meetings, the General Partner may (i) provide to such Unitholder access to such information only on the Fund’s website in password protected, non-downloadable, non-printable format, (ii) to the maximum extent permitted by law, require such Unitholder to return any copies of information provided to it by the General Partner or the Fund and/or (iii) redact or otherwise omit any portfolio company specific information included in any such reports or materials if the General Partner determines that providing such information would be contrary to the best interests of the Fund or any portfolio company or prospective portfolio company.

(d) Any obligation of a Unitholder pursuant to this Section 11.17 may be waived by the General Partner in its sole discretion.

(e) Notwithstanding anything to the contrary, nothing in this Agreement (including this Section 11.17), shall prohibit or impede any Unitholder from communicating, cooperating or filing a complaint with any governmental agencies, regulatory authorities or self-regulatory organizations (including but not limited to the Securities and Exchange Commission) with respect to possible violations of any U.S. federal, state or local law or regulation, or from otherwise making disclosures to any such governmental agencies, regulatory authorities or self-regulatory organizations, in each case, that are protected under the whistleblower provisions of any such law or regulation; provided, that in each case such communications and disclosures are consistent with applicable law.

Section 11.18. Survival. Without limitation of the survival of any other provisions of this Agreement, the indemnities and confidentiality obligations in this Agreement are continuing obligations, independent from the other obligations of the parties under this Agreement and survive termination of this Agreement.

[Rest of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written.

GENERAL PARTNER:

CVC-PEF GENERAL PARTNER INC.

By:
Name:
Title:

UNITHOLDERS:

All Unitholders as of the date hereof and now and hereafter admitted pursuant to powers of attorney now and hereafter granted to the General Partner

By:	CVC-PEF GENERAL PARTNER INC., as attorney-in-fact for the Unitholders set forth in the books and records of the Fund

By:
Name:
Title:

INITIAL UNITHOLDER:

CVC-PEF TE Blocker (CYM), Ltd.

By:
Name:

SPECIAL LIMITED PARTNER:

Capital Investors Founders Limited

By:
Name:

[Signature Page to CVC-PE Global Private Equity Fund, LP – Second A&R LPA]

Annex A

FORM OF INVESTMENT ADVISORY AGREEMENT

INVESTMENT ADVISORY AGREEMENT (this “Agreement”), dated as of [●], 2026 by and between CVC-PE Global Private Equity Fund, LP, a Delaware limited partnership (the “Fund”) and CVC Advisors (U.S.) Inc., a Delaware corporation (the “Investment Adviser”).

WHEREAS, the Fund desires that the Investment Adviser provide management services, including identifying, investigating and recommending potential investments, monitoring and evaluating Investments and advising the Fund with respect to disposition opportunities, and the Investment Adviser desires to render such services to the Fund in consideration of a management fee and other compensation as hereinafter specified; and

WHEREAS, the engagement of the Investment Adviser by the Fund is authorized by the Second Amended and Restated Limited Partnership Agreement of the Fund (as amended and/or restated from time to time, the “Partnership Agreement”).

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows:

1. Defined Terms. The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Section 1 or, if not so specified, shall have the meanings specified in the Partnership Agreement.

“Expense Support” shall have the meaning specified in Section 5 hereof.

“Management Fee” shall have the meaning specified in Section 3 hereof.

“NAV” shall have the meaning specified in Section 3(a) hereof.

“Organizational and Offering Expenses” shall have the meaning specified in Section 4 hereof.

“Other Fees” shall have the meaning specified in Section 3(b) hereof.

“Reduction Amount” shall have the meaning specified in Section 3(c) hereof.

“Secondary Investments” shall have the meaning specified in Section 3(b) hereof.

2. Provision of Services by the Investment Adviser. The Investment Adviser shall (i) design and review the Fund’s investment framework, (ii) oversee the allocation of the Fund’s available capital, (iii) endeavor to identify and recommend to the Fund investment opportunities consistent with the purposes of the Fund, (iv) monitor and evaluate Investments and (v) provide the Fund with such other services related thereto as the General Partner may reasonably request, including but not limited to, investment advisory, portfolio management and administrative services.

(a) The Investment Adviser shall (directly or through an Affiliate) maintain a staff trained and experienced in the business of identifying and structuring transactions contemplated by the Partnership Agreement. Services to be rendered by the Investment Adviser in connection with the Fund’s investment program shall include:

(i) analysis and investigation of potential dispositions of Investments, including identification of potential acquirers and evaluation of offers made by such potential acquirers;

(ii) analysis and investigation of potential portfolio companies, including their products, services, markets, management, financial situation, competitive position, market ranking and prospects for future performance and analyzing other Investments, including primary and secondary investments in funds (including in other CVC Funds);

(iii) structuring of acquisitions of Investments, including through any Intermediate Entity or Parallel Fund;

(iv) identification of bank and institutional sources of financing, arrangement of appropriate introductions and marketing of financing proposals;

(v) supervision of the preparation and review of all documents required in connection with the acquisition, disposition or financing of each Investment;

(vi) monitoring the performance of portfolio companies and, where appropriate, providing advice to the management of the portfolio companies at the policy level during the life of an Investment;

(vii) arranging and coordinating the services of other professionals and consultants, including CVC Executives; and

(viii) providing the Fund with such other services as the General Partner may, from time to time, appoint the Investment Adviser to be responsible for and perform.

(b) Notwithstanding the services provided by the Investment Adviser, the Investment Adviser shall not be authorized to manage the affairs of, act in the name of, or bind the Fund. The management, policies and operations of the Fund shall be the responsibility of the General Partner acting pursuant to and in accordance with the Partnership Agreement, and all decisions relating to Fund matters, including, without limitation, the acquisition, management and disposition of Investments, shall be made by the General Partner acting pursuant to and in accordance with the Partnership Agreement.

(c) The General Partner, on behalf of the Fund, shall appoint the Investment Adviser to be responsible for and perform all functions as, in the General Partner’s reasonable discretion, constitute: (i) portfolio management and risk management functions in respect of the Fund, and (ii) such other functions or responsibilities (if any) as the General Partner determines are appropriate to be carried out by the Investment Adviser, in each case, in substitution for, and to the exclusion of, the General Partner. The General Partner will monitor the Investment Adviser’s performance of such functions. In addition to the services of its own staff, the Investment Adviser shall arrange for and coordinate the services of other professionals and consultants as needed.

For the avoidance of doubt, the Investment Adviser will be permitted to engage one or more Affiliates to serve as a sub-adviser and to utilize, for the benefit of the Fund, information it receives from Affiliates regarding potential and existing investments of the Fund.

3. Management Fee and Other Fees. In consideration of the Investment Adviser’s services hereunder and pursuant to Section 6.2 of the Partnership Agreement, the Fund (directly or indirectly through an Intermediate Entity) shall pay to the Investment Adviser or its designated recipient a management fee with respect to each Class (the “Management Fee”), calculated in the manner set forth below:

(a) The Management Fee shall be calculated and paid monthly by the Fund (directly or indirectly through an Intermediate Entity) in arrears on the last Business Day of each calendar month and shall be equal to, for each calendar month commencing twelve (12) calendar months after the Initial Closing Date, in the aggregate (i) with respect to Class S Units, Class D Units and Class I Units (the “Standard Units”), an annualized rate of 1.25% of the net asset value (“NAV”), based on the NAV of the Units attributable to the Standard Units, (ii) with respect to Class R-S Units, Class R-D Units and Class R-I Units (the “Anchor Units”), an annualized rate of 1.25% of the NAV, based on the NAV of the Units attributable to the Anchor Units; provided that, with respect to the Anchor Units, the Management Fee shall be equal to 1.00% per annum of the month-end NAV attributable to the Anchor Units from the one-year anniversary of the Initial Closing Date to the three-year anniversary of the Initial Closing Date and (iii) with respect to Class G Units, an annualized rate of 1.00% of the NAV, of the Units attributable to each such Class. Further, the Investment Adviser has agreed to waive all of the Management Fee attributable to it in respect of the Anchor Units and Class G Units until the one-year anniversary of the Initial Closing Date of CVC-PEF. The Management Fee will be calculated with respect to each such Class before giving effect to any accruals for the Incentive Allocation, the Management Fee for that month, the Servicing Fee for that month, redemptions (and pending redemptions) for that month, any distributions for that month and without taking into account accrued and unpaid taxes of any Intermediate Entity (including corporations) through which the Fund indirectly invests in an Investment (or any comparable entities of any other CVC Fund in which the Fund directly or indirectly participates) or taxes paid by any such entity during the applicable month. Class C Units do not pay a Management Fee. The Investment Adviser may in its sole discretion elect to waive all or any portion of the Management Fee attributable to it with respect to one or more Class(es). The Fund, the Feeder Funds, any Parallel Fund and/or any Intermediate Entities on behalf of the Fund will each be obligated to pay (without duplication) its proportional share of the Management Fee based on its proportional interest in the Aggregator. The Investment Adviser may elect to receive the Management Fee in cash, Units of the Fund, the Aggregators or any Parallel Fund and/or shares, interests or units (as applicable) of Intermediate Entities. If the Management Fee is paid in Units, such Units may be redeemed by the Fund at NAV at the Investment Adviser’s request and will not be subject to the volume limitations in the Redemption Program and/or the Early Redemption Deduction. The Investment Adviser may separately elect for the Management Fee attributable to it to be paid (in whole or in part) to one of its Affiliates, including without limitation in satisfaction of Management Fee amounts owed to such affiliate in connection with services provided by such affiliate to the Fund and/or any Intermediate Entity. For the avoidance of doubt, where a management fee is calculated and paid by a Parallel Fund on the basis of such entity’s own NAV (whether or not such management fee is calculated and paid on the same basis as the Management Fee), such fees will be charged without duplication, and the NAV of such Parallel Fund will be disregarded for the purposes of the calculation and payment of the Management Fee to be paid by other vehicles of the Fund.

(b) Any fees (other than the Management Fee, the Servicing Fee and the Incentive Allocation) earned by the Investment Adviser and/or its Affiliates from or with respect to CVC’s investment activities and/or portfolio companies and from unconsummated transactions, including, without limitation, net break-up and topping fees, commitment fees, transaction fees, monitoring fees, directors’ fees, investment banking fees, construction, development and other property/asset management fees (including, for example, services relating to the preparation of monthly cash flow models and industry research reports and sourcing, diligence and underwriting and other similar services), mortgage servicing fees, consulting fees (including management consulting), syndication fees, capital markets syndication and advisory fees (including underwriting fees, and with respect to syndications or placements of debt and/or equity securities or instruments issued by portfolio companies or entities formed to invest therein), origination fees, servicing (including loan/mortgage/asset servicing) fees, healthcare consulting/brokerage fees, group purchasing fees and/or insurance (including title insurance), financial advisory fees, organization fees, financing fees, divestment fees and other similar fees, treasury and valuation services, energy procurement / brokerage fees, fees for environmental, social and governance services, data management and services fees or payments, leasing/administrative fees, similar fees for arranging acquisitions and other financial restructurings, other similar operational and financial matters, (whether in cash or in-kind), other fees and annual retainers (whether in cash or in-kind) and any other fees as further described in the Memorandum as updated from time to time (collectively, “Other Fees”) shall be paid directly to the Investment Adviser or its Affiliates and CVC recognizes and consents that the Investment Adviser and its Affiliates may receive such Other Fees and the Management Fee shall not be affected thereby except as expressly set forth in the last sentence of this Section 3(b); provided, that such Other Fees and any Reduction Amount (defined below) shall generally be allocated among the Fund, the Feeder Funds, Parallel Funds and/or Intermediate Entities, CVC Funds, or other Persons pro rata as determined in the good faith discretion of the Investment Adviser and its affiliates. However, the Management Fee paid by the Fund shall be reduced (but not below zero) dollar-for-dollar by an amount (the “Reduction Amount”) equal to the amount of any management fees paid to CVC by a CVC Private Equity Fund in respect of any Primary Commitment by the Fund in such CVC Private Equity Fund.

(c) Such Other Fees shall be net of, to the extent not reimbursed or paid as provided herein, reasonable out-of-pocket expenses incurred by the Investment Adviser or its Affiliates (and not otherwise reimbursed) in connection with the transaction out of which such fees arose. Subject to the foregoing, the Reduction Amounts in respect of fees received by the Investment Adviser and its Affiliates in any month shall be based upon the aggregate of fees received by the Investment Adviser and its Affiliates. The Reduction Amounts for each month shall be applied to reduce the Management Fee payable at the beginning of the immediately succeeding month (but in no event shall such Management Fee be less than zero). Where any such Other Fees are denominated in a currency other than the currency of the Management Fee, the relevant amounts shall be converted into such currency in accordance with the terms of the Fund LPA (or, in the absence thereof, using prevailing market rates) for the purpose of calculating the Reduction Amount.

(d) The Investment Adviser and its Affiliates may receive fees of the type described in this Section 3 from companies other than the Fund’s portfolio companies and their Affiliates and those involved in the Fund’s unconsummated transactions, including in connection with a joint venture in which the Fund participates or otherwise with respect to assets or other interests retained by a seller or other commercial counterparty of the Fund and/or as otherwise described in the Memorandum. The Investment Adviser and its Affiliates shall have no obligation to reduce the Management Fee in respect of such fees or share such fees in any way with the Fund or the Unitholders.

(e) The Management Fee for each of (i) the first calendar month during which Management Fees are paid by a Class and (ii) the last calendar month of the Fund shall each be prorated for the number of days in such period.

4. Organizational and Offering Expenses. The Investment Adviser hereby agrees to advance all of the Fund’s organizational and offering expenses incurred in connection with the establishment and offering of the Fund on the Fund’s behalf (including but not limited to the organizational and offering expenses associated with the set-up of the General Partner, the Fund, the Feeder Funds, any Intermediate Entity, any Aggregator or any Parallel Fund), including any value added tax thereon and without limitation, any legal, accounting, regulatory, printing, mailing, subscription processing and filing fees and expenses, due diligence expenses over and of participating placement agents or financial intermediaries (including third-party marketing material compliance reviews), capital raising expenses, initial and ongoing fees and expenses of any distribution platform or network (including, without limitation, onboarding fees and expenses), fees and expenses of negotiating distribution agreements, fees and expenses in connection with the listing or de-listing of any Units on any recognized stock exchange (including but not limited to fees and expenses incurred for the purpose of maintaining such listing or complying with any listing or de-listing requirements), costs and expenses in connection with preparing sales materials, design, costs and expenses in setting up and maintaining a website and/or data room, fees and expenses of any transfer agent, administrator, depository, paying agent, listing agent and any provider of outsourced technology solutions provided in relation to the offering of the Units (including but not limited to a digital subscription process, digital repurchase process, performance reporting dashboard, benchmark, portfolio reporting, cash flow projection), fees to organize, sponsor and/or attend seminars and/or marketing events with participating intermediaries in relation to the Fund (or similar events in relation to the promotion of the Fund) and reimbursements for travel-related expenses, lodging, entertainment and meals in connection with the aforementioned activities but excluding Subscription Fees and Servicing Fees (collectively, “Organizational and Offering Expenses”) through the first anniversary of the Initial Closing Date. For the avoidance of doubt, any Organizational and Offering Expenses incurred before the Initial Closing Date are the responsibility of the Investment Adviser and will not become an obligation of the Fund until the Initial Closing Date. On the Initial Closing Date, the Fund will be obligated to reimburse the Investment Adviser for all such advanced Organizational and Offering Expenses ratably over the twelve (12) months following the first anniversary of the Initial Closing Date. The Investment Adviser will determine what Organizational and Offering Expenses are attributable to the Fund, the Feeder Funds, any Intermediate Entity, any Aggregator or any Parallel Fund, in its sole discretion.

5. Expense Support. The Investment Adviser hereby agrees to limit the amount of Specified Expenses (as defined below) borne by the Fund during the one-year period beginning on the Initial Closing Date and ending on the one-year anniversary thereof (the “Expense Support Period”) to an amount not to exceed 0.70%, on an annualized basis, of the Fund’s Transactional NAV (as such term is defined in the Memorandum) as of the end of each calendar month (such limit, the “Expense Limitation” and such payment by the Investment Adviser, the “Expense Support”). The Expense Support Period may be renewed by the Investment Adviser in its sole discretion. To the extent that, as of the end of a given calendar month during the Expense Support Period, the Specified Expenses (annualized) exceed the Expense Limitation calculated as of the end of such calendar month, the Investment Adviser will pay, absorb or reimburse the Fund the amount of such excess or forgo its Management Fee in the amount of such excess (the “Expense Limitation Payment”). After the Expense Support Period ends (including, for the avoidance of doubt, any renewal thereof) and upon the request of the Investment Adviser, the Fund shall be obligated to reimburse the Adviser the amount of any Expense Limitation Payments (the “Expense Limitation Reimbursement”) at any time during a period of five (5) years from when the final Expense Support Period ends, but only to the extent that such Expense Limitation Reimbursement, together with any Specified Expenses borne by the Fund, does not exceed the Expense Limitation, calculated as of the end of each calendar month on an annualized basis, or such lower expense limitation as may be in effect for the relevant portions of the Expense Support Period. The Investment Adviser, in its sole discretion, may waive its right to reimbursement for any Expense Support. The Investment Adviser may elect to receive the Expense Support Reimbursement in cash, Class C Units and/or shares, units or interests of any Aggregator.

“Specified Expenses” means all expenses incurred in the business of the Fund, including, among other things, Organizational and Offering Expenses (to the extent such Organizational and Offering Expenses have been reimbursed by the Fund pursuant to Section 4), professional fees, and fees and expenses of the Fund’s administrator, custodian and transfer agent, with the exception of (i) the Management Fee; (ii) the Incentive Allocation; (iii) the Servicing Fee; (iv) transaction-related costs, including, without limitation, costs related to unconsummated transactions and hedging and other derivatives transactions; (v) dividend/interest payments (including any dividend payments, interest expenses, commitment fees, or other expenses related to any leverage incurred by the Fund); (vi) taxes; (vii) portfolio company expenses, joint-venture level expenses or Intermediate Entity expenses; (viii) ordinary corporate operating expenses (including costs and expenses related to hiring, retaining, and compensating officers of the Fund); (ix) certain insurance costs; and (x) extraordinary expenses (as determined in the sole discretion of the Investment Adviser).

6. Exculpation and Indemnification. The parties hereto acknowledge that the Investment Adviser and its officers, directors, members, partners, employees, agents, stockholders and Affiliates are beneficiaries of and are, to the fullest extent permitted by applicable law, subject to the terms and conditions of the exculpation and indemnification provisions of Sections 4.2 and 4.3 of the Partnership Agreement, which provisions are incorporated herein by reference and which shall apply to this Agreement mutatis mutandis.

7. Term. The term of this Agreement shall be the same as the term of the Partnership Agreement as set forth in Section 9.1 thereof. This Agreement shall be terminated upon the earliest to occur of (a) the decision of the General Partner, acting on behalf of the Fund, to so terminate this Agreement upon sixty (60) days’ prior notice, (b) the bankruptcy of the Investment Adviser or (c) the termination of the Fund.

8. Miscellaneous.

(a) This Agreement may be amended, modified or supplemented at any time and from time to time by an instrument in writing signed by each party hereto, or their respective successors or assigns (including, without limitation, amendments to conform to successor entities and applicable regulatory requirements), or otherwise as provided herein, and any provision herein may be waived, by the written consent of the General Partner; provided, that any amendment, modification or supplement that, in the General Partner’s discretion, viewed as a whole together with all such amendments, modifications or supplements, would have a material adverse effect on the Unitholders in the aggregate will require the prior approval of the Independent Directors.

(b) Any notice shall be deemed to have been duly given if (i) personally delivered, when received, (ii) sent by United States Post Office’s Express Mail or by another recognized overnight courier service on the second following Business Day (or third following Business Day if mailed outside the United States), (iii) delivered by electronic mail, when received, or (iv) posted on a password protected website maintained by the Fund or its Affiliates and for which any Unitholder has received confirmation of such posting and access instructions by electronic mail, when such confirmation is sent.

(c) This Agreement shall bind any successors or assigns of the parties hereto as herein provided.

(d) This Agreement (or any agreement, document or notice required or permitted by this Agreement, or any amendment to this Agreement) and any additional information incidental thereto may be presented, delivered executed and/or maintained in as many counterparts as necessary or convenient, including both counterparts that are executed on paper and counterparts that are electronic records and executed electronically, and each executed counterpart shall be deemed an original. All such counterparts shall constitute one and the same document. For the avoidance of doubt, any party’s execution and delivery of this Agreement (or any agreement, document or notice required or permitted by this Agreement, or any amendment to this Agreement) by electronic signature and/or electronic transmission shall constitute the execution and delivery of a counterpart of the executed document by or on behalf of such party and shall bind such party to its terms. The authorization under this paragraph may include, without limitation, a manually signed paper document which has been converted into electronic form (such as scanned into PDF format or transmitted via facsimile), or an electronically signed document converted into another format, for transmission, delivery and/or retention.

(e) This Agreement is intended to create, and creates, a contractual relationship for services to be rendered by the Investment Adviser acting in the ordinary course of its business as an independent contractor and is not intended to create, and does not create, a partnership, joint venture or any like relationship among the parties hereto (or any other parties). The provisions of this Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(f) Without the consent of a majority of the Independent Directors (which, for the avoidance of doubt, would include all of the Independent Directors in the event there were two or fewer Independent Directors on the Board), the Investment Adviser shall not assign, sell or otherwise dispose of all or any part of its right, title and interest in and to this Agreement, except to an Affiliate thereof; provided, that nothing in this Agreement shall preclude changes to the composition of the members constituting the Investment Adviser; provided, further, that without the consent of the Board, the Investment Adviser may (i) be reconstituted or reorganized from a limited liability company form to a partnership form, corporate form or any other form of business entity or vice versa so long as CVC or its Affiliates, directly or indirectly, continue to control such reorganized entity (and any such reconstitution or reorganization shall not be deemed an assignment hereunder), (ii) assign all or any portion of its rights and obligations hereunder to any of its Affiliates and (iii) make a collateral assignment of all or any portion of its rights to receive Management Fees and other amounts payable hereunder to secure indebtedness so long as the secured party shall not have any right to become the Investment Adviser hereunder or exercise or perform any of the Investment Adviser’s responsibilities hereunder (other than to enforce the rights of the Investment Adviser with respect to the payment of the Management Fee).

(g) No failure on the part of either party to exercise, and no delay on its part in exercising, any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

[Rest of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representatives thereunto duly authorized effective as of the day and year first above written.

CVC-PE Global Private Equity Fund, LP

By:	CVC-PEF General Partner Inc., its general partner

By:
Name:
Title:

CVC Advisors (U.S.) Inc.

By:
Name:
Title:

Annex B

REDEMPTION PROGRAM

Definitions

Capitalized terms used herein and not defined shall have the meaning ascribed to them in the Fund LPA (as defined below).

Business Day – any day on which securities markets in the United States are open.

CVC or CVC Entities – CVC Capital Partners plc, Clear Vision Capital Fund SICAV-FIS S.A., each of their respective successors or assigns and any form of entity which is controlled by, or under common control with CVC Capital Partners plc or Clear Vision Capital Fund SICAV-FIS S.A. from time to time.1

Feeder Fund – a Unitholder that is formed by the General Partner or its Affiliates to serve as a vehicle which will directly or indirectly invest all or substantially all of its investable assets in the Fund, including Feeder TE.

Feeder TE – CVC-PE Global Private Equity Fund (TE), LP, a Delaware limited partnership.

Fund – CVC-PE Global Private Equity Fund, LP, a Delaware limited partnership.

Fund LPA – the Amended and Restated Limited Partnership Agreement of the Fund, as amended, restated, waived or otherwise modified from time to time.

General Partner – CVC-PEF General Partner Inc., a Delaware corporation.

NAV – the net asset value of Units, determined as of the last Business Day of each month as determined in accordance with the valuation policies of the Fund, as updated from time to time. The NAV will be made available around the 20th Business Day of the next month.

Redemption Date – the last calendar day of the applicable quarter on which the General Partner expects to redeem Units pursuant to the Redemption Program.

Redemption Price – the redemption price per Unit for each class of Units, which will be equal to the NAV per Unit of the applicable class as of the Redemption Date.

Redemption Program – this unit redemption program for certain Units of the Fund. Class C Units acquired by CVC Entities as payment of the Management Fee and/or Incentive Allocation are not subject to this Redemption Program and may be redeemed at CVC’s sole discretion.

Unitholder – the holders of Units of the Fund or the Feeder TE, other than Class C Units acquired by CVC Entities as payment of the Management Fee and/or Incentive Allocation.

Units – fractional, undivided interests in the Fund, Feeder TE and/or interests in any Intermediate Entity, Aggregator or Parallel Fund, unless the context otherwise requires, other than Class C Units acquired by CVC Entities as payment of the Management Fee and/or Incentive Allocation.

1 For the purpose of the foregoing definitions, control includes the power to (directly or indirectly and whether alone or with others) appoint or remove a majority of an entity’s directors or its general partner, manager, adviser, trustee, founder, guardian, beneficiary or other management officeholder) and controlled and controlling shall be interpreted accordingly.

Redemption Program

Unitholders may request that the Fund redeem Units through their financial advisor or directly with the Fund’s transfer agent, The Bank of New York Mellon. The procedures relating to the redemption of the Units are as follows:

•
The Redemption Program is expected to commence in the second quarter of 2026.
•
Certain broker-dealers require that their clients process redemptions through their broker-dealer, which may impact the time necessary to process such redemption request (a “Redemption Request”), impose more restrictive deadlines than described under the Redemption Program, impact the timing of a Unitholder receiving redemption proceeds or require different paperwork and/or a different process than described in this Redemption Program. Unitholders who hold their Units through a broker-dealer should contact their broker-dealer first if they want to request the redemption of their Units.
•
Under this Redemption Program, to the extent the General Partner opts to redeem Units in any particular calendar quarter, the General Partner will cause the Fund to redeem Units at the Redemption Price, subject to the Early Redemption Deduction (as defined below).
o
For each calendar quarter, a Unitholder may submit a Redemption Request and any required documentation beginning as of the opening of business on the first Business Day of the applicable calendar quarter and no later than 5:00 p.m. (Eastern Time) on the date which is 60 days prior to the applicable Redemption Date (the “Redemption Deadline” and such submission period, the “Redemption Window”).
o
Any redemption proceeds that are distributed to a Unitholder in connection with a redemption may be reduced by any tax withholding.
o
Each Unitholder whose Units (or portion thereof) have been accepted for redemption would continue to be a Unitholder of the Fund for such Units until the Redemption Date.
o
For the avoidance of doubt, a redeeming Unitholder will not be eligible to receive distributions declared after the Redemption Date. Additionally, all Units timely submitted for redemption and not withdrawn as of the Redemption Deadline shall be excluded as of the Redemption Date from the Fund’s NAV and such redeemed Units will not bear fees or expenses, including but not limited to the Management Fee, Incentive Allocation and Servicing Fees.
•
Redemption Requests timely received and processed by the Fund’s transfer agent will be effected at the Redemption Price, subject to any Early Redemption Deduction.
o
Settlements of redemptions will generally be made in cash approximately forty-five (45) calendar days after the Redemption Date (or such date to be determined by the General Partner in its sole discretion).
o
For illustrative purposes, for redemptions occurring during the calendar quarter ended September 30, 2026, Unitholders may submit Redemption Requests until 5:00 p.m. (Eastern Time) on July 31, 2026, and accepted Redemption Requests will have a Redemption Date as of September 30, 2026, with a Redemption Price equal to NAV as of the Redemption Date (which such price should be determined on or around October 29, 2026). Such redeeming Unitholders shall receive distributions declared as of September 30, 2026, if any, but beginning October 1, 2026, shall be excluded from the Fund’s NAV, and therefore, will not bear any fees or expenses nor receive any distributions after such date. Unitholders requesting a September 30, 2026 redemption would generally be expected to receive a settlement on or around November 16, 2026.
•
If a Unitholder requests to have its Units redeemed in full and if the General Partner has accepted such Redemption Request in full, any Units issued to such Unitholder under the distribution reinvestment plan (the “DRIP”) subsequent to the Unitholder’s Redemption Request but prior to the Redemption Deadline will be considered part of the Unitholder’s Redemption Request, and the Unitholder’s participation in the DRIP will be terminated as of the Redemption Date. Any distributions to be paid to such Unitholder on or after such date will be paid in cash on the scheduled distribution payment date.
o
If a Unitholder’s Redemption Request is pro-rated in a quarterly redemption, the Unitholder will be disenrolled from the DRIP for all Units submitted for redemption (regardless of pro-ration). If a Unitholder submits some but not all of its Units for redemption, the Unitholder will remain in the DRIP for any Units not submitted for redemption unless such Unitholder has previously “opted out” of the DRIP.
•
Unitholders may withdraw any Redemption Request before 5:00 p.m. (Eastern Time) on the Redemption Deadline of the applicable calendar quarter by notifying the Fund’s transfer agent, either directly or through such Unitholder’s financial advisor, on the Fund’s telephone line, 212-815-4090. The line is open on each Business Day between the hours of 9:00 a.m. and 5:00 p.m. (Eastern Time).
•
If a Redemption Request is received after 5:00 p.m. (Eastern Time) on the Redemption Deadline of the applicable calendar quarter, the Redemption Request generally will not be accepted and, if a Unitholder still wishes to have its Units redeemed, must be resubmitted by the next quarterly Redemption Deadline or recommencement of the Redemption Program, as applicable. Redemption Requests received and processed by the Fund’s transfer agent on a Business Day, but after the close of business on that day or on a day that is not a Business Day, will be deemed to be received on the next Business Day.
•
All questions as to the form and validity (including time of receipt) of Redemption Requests and notices of withdrawal will be determined by the General Partner, in its sole discretion, and such determination shall be final and binding.
•
Redemption Requests may be made by mail to the transfer agent or by contacting the Unitholder’s financial advisor, both subject to certain conditions described in the Redemption Program. If a Unitholder is making a Redemption Request by contacting its financial advisor, the Unitholder’s financial advisor may require the Unitholder to provide certain additional documentation or information. If a Unitholder is making a Redemption Request by mail to the transfer agent, the Unitholder must complete and sign a redemption authorization form, a form of which is attached hereto as Schedule A. Written requests should be sent to the transfer agent at the following address:

The Bank of New York Mellon

240 Greenwich St

New York, NY 10007

•
Corporate investors and other non-individual entities must have an appropriate certification on file authorizing redemptions. A signature guarantee may be required.
•
For processed redemptions, Unitholders investing with a financial advisor will receive redemption proceeds via their preferred payment method to the account at their financial intermediary from which their subscription funds were debited.
•
For processed redemptions, Unitholders may receive redemption proceeds via wire transfer, provided that wire instructions for such Unitholder’s brokerage account or designated U.S. bank account are provided. For all redemptions paid via wire transfer, the funds will be wired to the account on file with the Fund’s transfer agent or, upon instruction, to another financial institution, provided that the Unitholder has made the necessary funds transfer arrangements. Funds will be wired only to U.S. financial institutions.
•
A medallion signature guarantee may be required in certain circumstances described below. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program and the New York Stock Exchange, Inc.

Medallion Signature Program. Signature guarantees from financial institutions that are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. The Fund reserves the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any redemption or transaction request. The Fund may require a medallion signature guarantee if, among other reasons: (1) the amount of the Redemption Request is over $500,000; (2) a Unitholder wishes to have redemption proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least thirty (30) calendar days; or (3) the Fund’s transfer agent cannot confirm a Unitholder’s identity or suspects fraudulent activity.
•
If a Unitholder has made multiple purchases of the Fund’s Units, any Redemption Request will be processed on a first in/first out basis.

Minimum Account Redemptions

A Unitholder that has less than all of its Units redeemed must maintain a minimum account balance after the redemption is affected, the amount of which will be established by the Fund from time to time and is currently $2,500. If a Unitholder requests the redemption of a number of Units that would cause the aggregate NAV of the Unitholder’s holdings to fall below the required minimum, the Fund reserves the right to reduce the amount to be redeemed from the Unitholder so that the required minimum balance is maintained. In the alternative, the Fund may also redeem all of such Unitholder’s Units in the Fund. The General Partner may waive the minimum account balance from time to time in its sole discretion. Minimum account redemptions are subject to the Early Redemption Deduction.

Redemption Limitation

The General Partner may cause the Fund to redeem fewer Units than have been requested in any particular calendar quarter under the Redemption Program, or none at all, in its discretion at any time. In addition, redemptions under the Redemption Program will be limited in any calendar quarter to 5% of the Fund’s Units outstanding, measured using the aggregate NAV of the Fund (excluding the NAV of the Class C Units acquired by CVC Entities as payment of the Management Fee and/or Incentive Allocation, but including the NAV attributable to the Feeder Funds and any Parallel Funds) as of the last calendar day of the immediately preceding calendar quarter, unless the General Partner, in its sole discretion, determines to cause the Fund to redeem Units in an amount that exceeds such 5% quarterly limitation (the “Redemption Limitation”).

If the Redemption Limitation is reached in any particular calendar quarter or the General Partner determines to redeem some but not all of the Units submitted for redemption during any quarter, Units submitted for redemption during such calendar quarter will be redeemed on a pro rata basis after the Fund has redeemed all Units for which redemption has been requested due to death, qualifying disability, divorce and other limited exceptions. Unsatisfied Redemption Requests will be deferred to the next Redemption Date and will be redeemed at the relevant NAV per Unit calculated with respect to such next Redemption Date subject to the Redemption Limitation. Unitholders who are exchanging a class of the Units for an equivalent aggregate NAV of another class of the Units will not be subject to, and will not be treated as redeeming for the calculation of, the Redemption Limitation and will not be subject to the Early Redemption Deduction. The Redemption Limitation, Redemption Price and Early Redemption Deduction are calculated based on the Fund’s NAV (excluding the NAV of Class C Units acquired by CVC Entities as payment of the Management Fee and/or Incentive Allocation, but including the NAV attributable to the Feeder Funds and any Parallel Funds).

The Redemption Program is at the sole discretion of the General Partner, and the General Partner may amend or suspend the Redemption Program if in its reasonable judgment it deems such action to be in the Fund’s best interest, including, but not limited to, tax, regulatory or other structuring reasons. As a result, Unit redemptions may not be available each quarter, such as when a redemption would place an undue burden on the Fund’s liquidity, adversely affect its operations or risk having an adverse impact on the Fund that would outweigh the benefit of the redemption, in each case as determined by the General Partner in its sole discretion. There can, however, be no assurance that any Redemption Requests will be satisfied within any particular period of time. The Fund will have no obligation to redeem Units, including if the redemption would violate federal law or Delaware law, including restrictions on distributions thereunder. The Fund may redeem fewer Units than have been requested to be redeemed due to lack of readily available funds because of adverse market conditions beyond its control, the need to maintain liquidity for its operations or to ensure compliance with any of the Fund’s credit facilities which have restrictive covenants limiting certain activities, including the redemption of Units, or because the Fund has determined that acquiring or continuing to hold portfolio companies is a better use of its capital than repurchasing the Units.

If the Management Fee is paid in Units, such Units may be redeemed by the Fund at NAV at the Investment Adviser’s, or its designated affiliate’s, request and will not be subject to the Redemption Limitation (nor taken into account for the purpose of calculating the 5% quarterly Redemption Limitation) or the Early Redemption Deduction. If the Incentive Allocation is paid in Units, such Units may be redeemed at the request of the General Partner, or such other person as the General Partner may designate, and will not be subject to the Redemption Limitation (nor taken into account for the purpose of calculating the 5% quarterly Redemption Limitation) or the Early Redemption Deduction.

Early Redemption Deduction

Any redemption request for Units that have not been outstanding for at least eighteen (18) months for Class S, D, I, R-S, R-D and R-I and Class C Units (other than Class C Units acquired by CVC Entities as payment of the Management Fee and/or Incentive Allocation) will be subject to an Early Redemption Deduction equal to 5% of the NAV of the Units being redeemed (calculated as of the Redemption Date) (the “Early Redemption Deduction”) for the benefit of the Fund and therefore, indirectly, the Unitholders. The holding period is measured as of the subscription closing date immediately following the prospective Redemption Date. For illustrative purposes, a Class S Unitholder that acquires Units on October 1st would not be subject to an Early Redemption Deduction for participating in a redemption that has a valuation date of April 30th eighteen months later (or anytime thereafter).

A redemption request may not be submitted by a Unitholder in respect of its Class G Units if the Redemption Date would be earlier than twenty-four (24) months after the date that such Units were issued. Further, the General Partner is authorized to accept, reject, limit or condition any such redemption request in relation to such Class G Units in its sole discretion. For the avoidance of doubt, the prior sentence shall not be construed to limit the ability of Units of any other Class to submit redemption requests in accordance with the Fund LPA.

Units received through the DRIP will not be subject to the Early Redemption Deduction.

The General Partner may, from time to time or on a systematic basis, waive the Early Redemption Deduction in its discretion, including without limitation in the case of:

•
redemptions resulting from death, qualifying disability, divorce of Unitholder;
•
the rebalancing of a model portfolio sponsored by a financial intermediary;
•
trade or operational errors; and
•
in certain other circumstances.

As set forth above, the General Partner may waive the Early Redemption Deduction in respect of redemption of Units resulting from the death, qualifying disability (as such term is defined in Section 72(m)(7) of the Code) or divorce of a Unitholder who is a natural person, including Units held by such Unitholder through a trust or an individual retirement account or other retirement or profit-sharing plan, after (i) in the case of death, receiving written notice from the estate of the Unitholder, the recipient of the Units through bequest or inheritance, or, in the case of a trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust, (ii) in the case of qualifying disability, receiving written notice from such Unitholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the Unitholder became a Unitholder or (iii) in the case of divorce, receiving written notice from the Unitholder of the divorce and the Unitholder’s instructions to effect a transfer of the Units (through the redemption of the Units by the Fund and the subsequent purchase by the Unitholder) to a different account held by the Unitholder (including trust or an individual retirement account or other retirement or profit-sharing plan). The Fund must receive the written Redemption Request within twelve (12) months after the death of the Unitholder, the initial determination of the Unitholder’s qualifying disability, or divorce in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death, qualifying disability or divorce of a Unitholder. In the case of death, such a written request must be accompanied by a certified copy of the official death certificate of the Unitholder. If spouses are joint registered holders of Units, the request to have the Units redeemed may be made if either of the registered holders dies or acquires a qualifying disability. If the Unitholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right to waiver of the Early Redemption Deduction upon death, qualifying disability or divorce does not apply.

All questions as to the applicability of the Early Redemption Deduction to specific facts and the validity, form, eligibility (including time of receipt of required documents) of a qualification for an exemption from the Early Redemption Deduction will be determined by the General Partner, in its sole discretion, and its determination shall be final and binding.

Unitholders of the Feeder Funds or any Parallel Fund

Units may be sold to the Feeder Funds or Parallel Funds primarily created to hold the Fund’s Units that in turn offer interests in such Feeder Funds or Parallel Funds to certain U.S. tax-exempt persons or non-U.S. persons. For any such Feeder Fund (other than the Feeder TE), Parallel Funds and similar arrangements in certain markets, the Fund may not apply the Early Redemption Deduction to the underlying investors in such Feeder Fund or Parallel Fund because of administrative or systems limitations.

For the avoidance of doubt, the Feeder Funds that are investors in the Fund participate in this Redemption Program as if it were a direct holder of Units of the Fund, and investors in Parallel Funds will participate in this Redemption Program on the same terms as Unitholders in the Fund.

Items of Note

•
Under applicable anti-money laundering regulations and other federal regulations, Redemption Requests may be suspended, restricted or canceled and the proceeds may be withheld; and
•
All Units requested to be redeemed must be beneficially owned by the Unitholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the redemption must be authorized to do so by the Unitholder of record or his or her estate, heir or beneficiary, and such Units must be fully transferable and not subject to any liens or encumbrances. In certain cases, the Fund may ask the requesting party to provide evidence satisfactory to the Fund that the Units requested for redemption are not subject to any liens or encumbrances. If the Fund determines that a lien exists against the Units, the Fund will not be obligated to redeem any Units subject to the lien.

Mail and Telephone Instructions

The Fund and its transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized Unitholder transactions if they reasonably believe that such instructions were genuine. The Fund’s transfer agent has established reasonable procedures to confirm that instructions are genuine, including requiring the Unitholder to provide certain specific identifying information on file and sending written confirmation to Unitholders of record. The Fund and the Fund’s transfer agent shall not be liable for failure by the Unitholder or its agent to properly act upon instructions in a timely manner under any circumstances. Failure by the Unitholder or its agent to notify the Fund’s transfer agent within sixty (60) calendar days from receipt of such confirmation that the instructions were not properly acted upon or any other discrepancy will fully relieve the Fund, the Fund’s transfer agent and the financial advisor (as applicable) of any liability with respect to the discrepancy.

Schedule A

Form of Redemption Authorization Form

REDEMPTION AUTHORIZATION

FOR CVC-PE Global Private Equity Fund, LP or CVC-PE Global Private Equity Fund (TE), LP

Use this form to request redemption of your Units in CVC-PE Global Private Equity Fund, LP (the “Fund”) or CVC-PE Global Private Equity Fund (TE), LP (the “Feeder TE”). Please complete all sections below. Capitalized terms not defined herein shall have the meaning ascribed to them in the Redemption Program of the Fund.

1. REDEMPTION FROM THE FOLLOWING ACCOUNT

Name(s) on the Account

Account Number	Social Security Number/TIN

Name of Financial Advisor, if any	Phone Number and Email of Financial Advisor, if any
Distributor Account number (BIN)

2. REDEMPTION AMOUNT (Check one, required)	3. REDEMPTION TYPE (Check one, required)

All Units	Normal

Number of Units	Death

Qualifying Disability
Divorce

Additional documentation is required if redeeming due to Death, Qualifying Disability or Divorce. Contact the Fund’s transfer agent for detailed instructions at 212-815-4090.

4.
PAYMENT INSTRUCTIONS

Redemption proceeds for qualified accounts, including IRAs and other Custodial accounts, and certain Broker-controlled accounts as required by your Broker/Dealer of record, will automatically be issued to the Custodian or Broker/Dealer of record, as applicable.

I authorize the Fund or the Feeder TE, as applicable, or its agent to deposit my redemption proceeds into my bank account as provided below.

Name of Account	Financial Institution

Financial Institution Mailing Address	City	State	Zip Code

Your Bank Account Number	Your Bank’s ABA Routing Number

5. UNIT REDEMPTION PROGRAM CONSIDERATIONS (Select only one)

The Redemption Program contains limitations on the number of Units that can be redeemed under the Redemption Program during any calendar quarter. In addition to these limitations, the General Partner cannot guarantee that the Fund will have sufficient funds to accommodate all Redemption Requests made in any applicable redemption period and the General Partner may cause the Fund to redeem fewer Units than have been requested in any particular calendar quarter, or none at all. If the Redemption Limitation is reached in any particular calendar quarter or the General Partner determines to redeem fewer Units than have been requested to be redeemed in any particular calendar quarter, Units submitted for redemption for such calendar quarter will be redeemed on a pro rata basis after the Fund has redeemed all Units for which redemption has been requested due to death, qualifying disability, divorce of the Unitholder and other limited exceptions. If Redemption Requests are reduced on a pro rata basis after the Fund has redeemed all Units for which redemption has been requested due to death, qualifying disability, divorce of the Unitholder or other limited exceptions, you may request (at the time of your Redemption Request) to either withdraw your entire request for redemption or have your request honored on a pro rata basis. If you wish to have the remainder of your initial request redeemed, you must resubmit a new Redemption Request for the remaining amount. Please select one of the following options below. If an option is not selected, your Redemption Request will be processed on a pro rata basis, if needed.

Process my Redemption Request on a pro rata basis.

Withdraw (do not process) my entire Redemption Request if amount will be reduced on a pro rata basis.

6.
AUTHORIZATION AND SIGNATURE

IMPORTANT: Medallion Signature Guarantee may be required if any of the following applies:

•
Amount to be redeemed is $500,000.
•
If name has changed from the name in the account registration, we must have a one-and-the-same name signature guarantee. A one-and-the-same signature guarantee must state “<Previous Name> is one-and-the-same as <New Name>” and you must sign your old and new name.
•
The redemption proceeds are deposited directly according to banking instructions provided on this form. (Non-Custodial Investors Only)

Investor Name (Please Print)	Signature	Date

Co-Investor Name (Please Print)	Signature	Date

Signature Guarantee (Affix Medallion or Signature Guarantee Stamp Below)	Custodian and/or Broker/Dealer Authorization (if applicable) Signature of Authorized Person

Please refer to the Fund LPA and Memorandum you received in connection with your initial investment in the Fund for a description of the current terms of the Redemption Program. There are various limitations on your ability to request that the Fund redeems your Units including, subject to certain exceptions, the Early Redemption Deduction if your Units have been outstanding for less than eighteen (18) months for Class S, D, I, R-S, R-D, R-I and Class C Units (other than Class C Units acquired by CVC Entities as payment of the Management Fee and/or Incentive Allocation). A redemption request may not be submitted by a Unitholder in respect of its Class G Units if the Redemption Date would be earlier than twenty-four (24) months after the date that such Units were issued. Further, the General Partner is authorized to accept, reject, limit or condition any such redemption request in relation to such Class G Units in its sole discretion. For the avoidance of doubt, the prior sentence shall not be construed to limit the ability of Units of any other Class to submit redemption requests in accordance with the Fund LPA. In addition, redemptions under the Redemption Program will be limited in any calendar quarter to 5% of the Fund’s outstanding Units (measured using the aggregate NAV of the Fund (excluding the NAV of the Class C Units acquired by CVC Entities as payment of the Management Fee and/or Incentive Allocation but including the NAV attributable to the Feeder Funds and any Parallel Funds) as of the last calendar day of the immediately preceding calendar quarter), unless the General Partner, in its sole discretion, determines to cause the Fund to redeem Units in an amount that exceeds such 5% quarterly limitation. The Redemption Program is at the sole discretion of the General Partner and the General Partner may amend or suspend the Redemption Program if in its reasonable judgment it deems such action to be in the Fund’s best interest, including, but not limited to, tax, regulatory or other structuring reasons. Redemption of Units will generally be made quarterly. All requests for redemptions must be received in good order by the Redemption Deadline, which is 5:00 p.m. (Eastern Time) on the date which is 60 days prior to the last calendar day of the applicable quarter. A Unitholder may withdraw his or her Redemption Request by notifying the transfer agent, either directly or indirectly through the Unitholder’s financial intermediary, on the Fund’s telephone line, 212-815-4090. A Unitholder may withdraw its Redemption Request until the Redemption Deadline. The General Partner cannot guarantee that the Fund will have sufficient available funds or that the Fund will otherwise be able to accommodate any or all requests made in any applicable redemption period. All questions as to the form and validity (including time of receipt) of Redemption Requests and notices of withdrawal will be determined by the General Partner, in its sole discretion, and such determination shall be final and binding.

Mail to:

The Bank of New York Mellon

240 Greenwich St

New York, NY 10007